UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K/A
                                Amendment No. 1
                                 CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

   Date of Report (Date of earliest event reported)......February 18, 2000


                                C-COR.net Corp.
            (Exact name of Registrant as specified in its charter)

       Pennsylvania                     0-10726           24-0811591
(State or other jurisdiction of    (Commission File   (I.R.S. Employer
incorporation or organization)     Number)            Identification No.)

60 Decibel Road, State College, Pennsylvania              16801
   (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:           (814) 238-2461


    (Former name or former address, if changed since last report.)

The purpose of this Form 8-K/A is to amend the Current Report on Form 8-K dated February 18, 2000 and filed on March 3, 2000, to file the required financial statements and Pro Forma information required in Item 7 - Financial Statements, Pro Forma Information and Exhibits.

Item 2.  Acquisition or Disposition of Assets

On February 18, 2000, the Registrant consummated its acquisition of Worldbridge Broadband Services, Inc., a Delaware corporation ("Worldbridge") pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of January 19, 2000 by and among the Registrant, Worldbridge and C-COR.net Services Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Registrant ("Acquisition Sub"). Pursuant to the Merger Agreement, Acquisition Sub was merged (the "Merger") with and into Worldbridge, with Worldbridge being the surviving entity as a wholly owned subsidiary of the Registrant. As consideration for the Merger, each outstanding share of common stock of Worldbridge was converted into the right to receive .197249 shares of the Registrant's common stock, plus a right to receive a pro-rata portion of 160,356 shares that were issued into escrow, resulting in the issuance of approximately 1,603,584 shares of the Registrant's common stock (including the escrowed shares). Outstanding options to acquire Worldbridge common stock were converted into stock options to acquire the Registrant's common stock, using a conversion ratio of .219166 shares of the Registrant's common stock for each share of Worldbridge common stock (with an appropriate adjustment to the exercise price) for an aggregate of stock options to acquire 196,416 shares of the Registrant's common stock. The nature and amount of consideration paid in connection with the Merger was determined based on arms length negotiations between the Registrant and Worldbridge. Assets acquired by the Registrant in the Merger consist primarily of cash, accounts receivable and equipment, which is used in Worldbridge's services operation and the Registrant continues to use such assets in the same manner. The Merger is being accounted for under the pooling-of-interests method of accounting and is a tax-free reorganization. The foregoing summary of the Merger is qualified in its entirety by reference to the Merger Agreement filed as Exhibit 2.1 to this report and incorporated herein by reference.

Subsequent to the Merger, three former executives of Worldbridge signed employment agreements with Worldbridge (a wholly owned subsidiary of the Registrant). Paul Janson, who previously held the position of President and Chief Executive Officer of Worldbridge, became Vice President, Technical Services of Worldbridge following the Merger. Jimmy K. Wilkes, who previously held the position of Director, Inside Plant for Worldbridge, became Managing Director, Network Integration Services of Worldbridge following the Merger. Douglas R. Muench, who previously held the position of Director, Outside Plant for Worldbridge, retained such position following the Merger.

Item 7.  Financial Statements, Pro Forma Information and Exhibits

    The following financial information and exhibits are filed as part of this report:

    (a) Financial Statements of Worldbridge Broadband Services, Inc. as of and for the years ended December 31, 1999 and December 31, 1998.

        Independent Auditors' Reports

        Balance Sheets -- As of December 31, 1999 and December 31, 1998

        Statements of Operations -- Years ended December 31, 1999 and December 31, 1998

        Statements of Stockholders' Equity -- Years ended December 31, 1999 and December 31, 1998

        Statements of Cash Flows -- Years ended December 31, 1999 and December 31, 1998

        Notes to Financial Statements

    (b) Supplemental Consolidated Financial Statements of C-COR.net Corp., restated to reflect the pooling-of-interest combination with Worldbridge Broadband Services, Inc

        Independent Auditors' Reports

        Supplemental Consolidated Balance Sheets as of December 24, 1999, June 25, 1999, and June 26, 1998.

        Supplemental Consolidated Statements of Operations for the twenty-six weeks ended December 24, 1999 and December 25, 1998, and for the years ended June 25, 1999, June 26, 1998, and June 27, 1997

        Supplemental Consolidated Statements of Cash Flows for the twenty-six weeks ended December 24, 1999 and December 25, 1998, and for the years ended June 25, 1999, and June 26, 1998, and June 27, 1997

        Supplemental Consolidated Statements of Shareholders' Equity for the twenty-six weeks ended December 24, 1999 and for the years ended June 25, 1999, June 26, 1998, and June 27, 1997

        Notes to Supplemental Consolidated Financial Statements.

    (c) Exhibits

          2.1 Agreement and Plan of Merger dated as of January 19, 2000 between the Registrant, C-COR.net Services Acquisition Corp. and Worldbridge Broadband Services, Inc. (Incorporated by reference to the Registrant's 8-K dated February 18, 2000 and filed on March 3, 2000. File No. 0-10726)

          23.1 Consent of KPMG LLP (State College, PA)

          23.2 Consent of KPMG LLP (Denver, CO)

          27.1 Restated Financial Data Schedule

          27.2 Restated Financial Data Schedule

          27.3 Restated Financial Data Schedule

          27.4 Restated Financial Data Schedule

                      WORLDBRIDGE BROADBAND SERVICES, INC.

                              Financial Statements

                           December 31, 1999 and 1998

                   (With Independent Auditors' Report Thereon)

                      WORLDBRIDGE BROADBAND SERVICES, INC.

                               Table of Contents


Independent Auditors' Reports                                                F-1

Balance Sheets -- As of December 31, 1999 and December 31, 1998              F-2

Statements of Operations -- Years ended December 31, 1999
  and December 31, 1998                                                      F-3

Statements of Stockholders' Equity -- Years ended
  December 31, 1999 and December 31, 1998                                    F-4

Statements of Cash Flows -- Years ended December 31, 1999
  and December 31, 1998                                                      F-5

Notes to Financial Statements                                                F-6

                          Independent Auditors' Report


The Board of Directors
Worldbridge Broadband Services, Inc.:

We have audited the accompanying balance sheets of Worldbridge Broadband Services, Inc. as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Worldbridge Broadband Services, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                                      KPMG LLP

Denver, Colorado
February 18, 2000

                      WORLDBRIDGE BROADBAND SERVICES, INC.
                                 Balance Sheets
                           December 31, 1999 and 1998

                                                                            1999          1998
                                                                         -----------   -----------
                                     Assets
Current assets:
    Cash and cash equivalents .........................................  $ 1,175,748       424,143
    Trade accounts receivable, net of allowance for doubtful accounts
       of $42,004 and $34,429 .........................................    5,204,401     4,169,015
    Deferred income taxes .............................................       71,009             -
    Prepaid expenses and other ........................................       42,702       340,994
                                                                         -----------   -----------
            Total current assets ......................................    6,493,860     4,934,152

Equipment, net (notes 2 and 7) ........................................    1,006,371     1,092,725
Other assets ..........................................................       39,547        58,835
                                                                         -----------   -----------
            Total assets ..............................................  $ 7,539,778     6,085,712
                                                                         ===========   ===========


                       Liabilities and Stockholders' Equity

Current liabilities:
    Trade accounts payable ............................................  $   653,097       320,349
    Accrued expenses (note 3) .........................................    1,077,849       622,984
    Income taxes payable ..............................................       99,420        15,000
    Current portion of capital lease obligations (note 7) .............       23,737        32,000
                                                                         -----------   -----------
            Total current liabilities .................................    1,854,103       990,333

Capital lease obligations, less current portion (note 7) ..............       21,767        42,854
Deferred income taxes (note 6) ........................................      194,682             -
                                                                         -----------   -----------
            Total liabilities .........................................    2,070,552     1,033,187
                                                                         -----------   -----------

Stockholders' equity (note 5):
    Undesignated preferred stock, 10,000,000 shares authorized;
       none issued or outstanding .....................................            -             -
    Series B convertible preferred stock, par value $.01 per share,
       2,000,000 shares authorized; 43,500 and 53,500 shares issued and outstanding in 1999 and 1998; aggregate liquidation preference
       of $4,350,000 at December 31, 1999 .............................    4,350,000     5,350,000
    Common stock, par value $.01 per share, 25,000,000 shares
       authorized; 4,804,900 shares issued ............................       48,049        48,049
    Additional paid-in capital ........................................      203,946       203,946
    Retained earnings (deficit) .......................................    1,048,645      (368,056)
    Treasury stock, 112,570 common shares, at cost ....................     (181,414)     (181,414)
                                                                         -----------   -----------
            Total stockholders' equity ................................    5,469,226     5,052,525
                                                                         -----------   -----------
Commitments and contingencies (note 7)
                                                                         -----------   -----------
            Total liabilities and stockholders' equity ................  $ 7,539,778     6,085,712
                                                                         ===========   ===========

See accompanying notes to financial statements.

                  WORLDBRIDGE BROADBAND SERVICES, INC.
                        Statements of Operations
                 Years ended December 31, 1999 and 1998

                                                       1999           1998
                                               ------------   ------------
Net service revenue .........................  $ 21,956,072     15,811,245
Cost of services ............................    16,136,619     14,044,571
                                               ------------   ------------
          Gross profit ......................     5,819,453      1,766,674

Operating costs and expenses:
    Selling, general and administrative .....     3,238,496      2,716,104
    Depreciation and amortization ...........       394,466        266,362
                                               ------------   ------------
          Operating income (loss) ...........     2,186,491     (1,215,792)

Other income (expense):
    Interest income .........................        49,590         42,084
    Interest expense ........................        (6,144)       (37,789)
    Other, net ..............................         4,996          8,430
                                               ------------   ------------
                                                     48,442         12,725

          Earnings (loss) before income taxes     2,234,933     (1,203,067)
Income tax expense (benefit) (note 6) .......       818,232       (325,117)
                                               ------------   ------------
          Net earnings (loss) ...............  $  1,416,701       (877,950)
                                               ============   ============

See accompanying notes to financial statements.

                      WORLDBRIDGE BROADBAND SERVICES, INC.
                       Statements of Stockholders' Equity
                     Years ended December 31, 1999 and 1998


                               Series B preferred stock   Common stock       Additional   Retained                  Total
                               ------------------------ -----------------     paid-in    earnings   Treasury   stockholders'
                                  Shares     Amount      Shares     Amount     capital    (deficit)    stock       equity
                               ----------- ----------  --------- ---------    ---------  ---------- ---------  -------------
Balances at January 1, 1998         19,500 $1,950,000  4,804,900 $ 251,995            -    509,894       (332)     2,711,557

Purchase of 10,925 common shares         -          -          -         -            -          -   (181,082)      (181,082)
Issuance of Series B preferred
    stock for cash                  34,000  3,400,000          -         -            -          -          -      3,400,000
Establishment of $.01 per share
     par value for common stock          -          -          -  (203,946)     203,946          -          -              -
Net loss                                 -          -          -         -            -   (877,950)         -       (877,950)
                               ----------- ----------  --------- ---------    ---------  ---------- ---------  -------------
Balances at December 31, 1998       53,500  5,350,000  4,804,900    48,049      203,946   (368,056)  (181,414)     5,052,525

Purchase and retirement of 10,000
    shares of Series B
     preferred stock               (10,000) (1,000,000)        -         -            -          -          -     (1,000,000)
Net earnings                             -          -          -         -            -  1,416,701          -      1,416,701
                               ----------- ----------  --------- ---------    ---------  ---------- ---------  -------------
Balances at December 31, 1999       43,500 $4,350,000  4,804,900 $  48,049      203,946  1,048,645   (181,414)     5,469,226
                               =========== ==========  ========= =========    =========  ========== =========  =============

See accompanying notes to financial statements.

                      WORLDBRIDGE BROADBAND SERVICES, INC.

                            Statements of Cash Flows

                     Years ended December 31, 1999 and 1998

                                                                           1999         1998
                                                                       -----------   ----------
Cash flows from operating activities:
    Net earnings (loss) .............................................  $ 1,416,701     (877,950)
    Adjustments to reconcile net earnings (loss) to net cash provided
       (used) by operating activities:
          Depreciation and amortization .............................      394,466      266,362
          Deferred tax expense (benefit) ............................      123,673     (167,726)
          Loss (gain) on sale of equipment ..........................       11,954       (6,188)
          Changes in operating assets and liabilities:
            Trade accounts receivable ...............................   (1,035,386)  (1,138,496)
            Prepaid expenses and other ..............................      317,580     (270,766)
            Trade accounts payable ..................................      332,748      (34,835)
            Accrued expenses and income taxes payable ...............      539,285       17,305
                                                                       -----------   ----------
                   Net cash provided (used) by operating activities .    2,101,021   (2,212,294)

Cash flows from investing activities:
    Purchases of equipment ..........................................     (327,864)    (755,234)
    Proceeds from sale of equipment .................................        7,798       36,734
                                                                       -----------   ----------
                   Net cash used by investing activities ............     (320,066)    (718,500)

Cash flows from financing activities:
    Purchase of preferred and common stock ..........................   (1,000,000)    (181,082)
    Proceeds from issuance of preferred stock .......................            -    3,400,000
    Net borrowings (repayments) under lines-of-credit with bank .....            -     (107,308)
    Proceeds from issuance of debt ..................................            -       51,816
    Principal payments on debt and capital lease obligations ........      (29,350)    (169,685)
                                                                       -----------   ----------
                   Net cash provided (used) by financing activities .   (1,029,350)   2,993,741

                   Net increase in cash and cash equivalents ........      751,605       62,947

Cash and cash equivalents at beginning of year ......................      424,143      361,196
                                                                       -----------   ----------
Cash and cash equivalents at end of year ............................  $ 1,175,748      424,143
                                                                       ===========   ==========
Supplemental disclosures of cash flow information:
    Cash paid for interest ..........................................  $     6,144       37,789
                                                                       ===========   ==========
    Cash paid for income taxes ......................................  $   610,247            -
                                                                       ===========   ==========

See accompanying notes to financial statements.

                      WORLDBRIDGE BROADBAND SERVICES, INC.
                          Notes to Financial Statements
                           December 31, 1999 and 1998

(1)    Summary of Significant Accounting Policies

       (a)     Business and Basis of Financial Statement Presentation

               Worldbridge Broadband Services, Inc. (the Company) provides services to broadband telecommunications network operators which include outsourced technical and operational services, network systems integration services and certain operational and process design consulting services.

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

               On February 18, 2000, all of the outstanding common shares of the Company, including common shares issued in connection with the conversion of Series B preferred stock, were acquired by C-COR.net Corp.

       (b)     Cash and Cash Equivalents

               Cash and cash equivalents include highly liquid investments with original maturities of three months or less at the date of purchase.

       (c)     Equipment

               Equipment is stated at cost. Costs of maintenance and repairs are charged to expense as incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from 2 to 7 years.

       (d)     Income Taxes

               The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (Statement 109). Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are recorded using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. A valuation allowance is required to the extent any deferred tax assets may not be realizable.

       (e)     Revenue Recognition

               The Company bills and records revenue as services are provided, in accordance with the terms of contracts with customers. Certain contracts provide for retainages by customers which aggregated approximately $98,000 and $94,000 at December 31, 1999 and 1998, respectively.

       (f)     Impairment of Long-Lived Assets and Assets to be Disposed Of

               In accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, the Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is generally measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is equal to the amount by which the carrying amounts of the assets exceed the fair values of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell. No impairment was recognized in 1999 or 1998.

                      WORLDBRIDGE BROADBAND SERVICES, INC.
                          Notes to Financial Statements
                           December 31, 1999 and 1998

       (g)     Stock-Based Compensation

               The Company accounts for its employee stock-based compensation plans under the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and has provided pro forma disclosures of net earnings (loss), as required by Statement of Financial Accounting Standards No. 123 (SFAS 123), Accounting For Stock-Based Compensation.

       (h)     Reclassifications

               Certain 1998 amounts have been reclassified to conform with the 1999 financial statement presentation.

(2)    Equipment

       Equipment consisted of the following at December 31:

                                                     1999               1998
                                               ---------------   --------------

      Installation and test equipment      $       1,279,784         1,032,571
      Vehicles                                       269,320           302,667
      Computers and software                         249,465           189,489
                                               ---------------   --------------

                                                   1,798,569         1,524,727

      Accumulated depreciation                      (792,198)         (432,002)
                                               ---------------   --------------

                                           $       1,006,371         1,092,725
                                               ===============   ==============

(3)    Accrued Expenses

       Accrued expenses consisted of the following at December 31:

                                                         1999          1998
                                                   ------------  ---------------

    Accrued compensation                       $        606,642       303,764
    Accrued workers' compensation and health
        insurance premiums                              270,798       154,622
    Other accrued expenses                              200,409       164,598
                                                   ------------  ---------------

                                               $      1,077,849       622,984
                                                   ============  ===============

(4)    Debt

       The Company has a revolving line-of-credit which provides for borrowings of up to $3,000,000 through May 31, 2000, with interest at LIBOR plus 2%, payable monthly. No amounts were outstanding under the line-of-credit at December 31, 1999 and 1998.

(5)    Stockholders' Equity

       (a)     Preferred Stock

               Each share of Series B Preferred stock is convertible at the option of the holder into common stock at $1.6575 per share. Series B Preferred stockholders have voting rights equal to the number of common shares into which the preferred shares may be converted. During 1999, pursuant to the original agreement, the Company exercised the right to repurchase 10,000 shares of the stock from an investor at the original issuance price of $100 per share, or $1,000,000. No other similar rights exist at December 31, 1999. Subsequent to December 31, 1999, as a result of the business combination described in note 1, all preferred stock converted into common shares.

                      WORLDBRIDGE BROADBAND SERVICES, INC.
                          Notes to Financial Statements
                           December 31, 1999 and 1998

       (b)     Amendment to Articles of Incorporation

               In 1998, the Company amended its articles of incorporation to change the stated par values of all stock classifications to $.01 per share. Prior to this amendment, no par values had been established for any classification of capital stock.

       (c)     Stock Options

               The Company has granted options to purchase shares of common stock to certain employees and directors. The options expire upon the earlier of the date of termination of employment or 10 years from the date of grant. The options vest immediately upon issuance. However, the shares issued upon exercise are restricted and subject to repurchase at the exercise price if employees terminate prior to vesting of their shares. No options have been exercised as of December 31, 1999. Subsequent to December 31, 1999, as a result of the business combination described in note 1, the Company's repurchase right lapsed in total due to this change in control.

               During 1999 and 1998, the weighted-average fair value of stock options on the date of grant was $.27 using the Black Scholes option-pricing model. The following assumptions were used: no expected dividends, or volatility, risk-free interest rates of approximately 6.0%, and an expected life of 3 years. The remaining weighted average contractual life of the options outstanding at December 31, 1999 was 8.9 years.

               As discussed in note 1, the Company utilizes APB Opinion No. 25 in accounting for its employee stock options and, accordingly, because the Company has granted all of its options with exercise prices at fair value, no compensation cost has been recognized for stock options in the accompanying financial statements. If the Company determined compensation cost based on the fair value of the options at the grant date under SFAS No. 123, the Company's net earnings (loss) for 1999 and 1998 would have been approximately $1,390,000 and $(903,000), respectively.

               Stock option activity during 1998 and 1999 is as follows:

                                                                  Weighted
                                                   Number          average
                                                     of           exercise
                                                  options           price
                                               ---------------  --------------
    Balance at January 1, 1998                      141,000    $      .19

    Granted                                         469,000          1.66
    Forfeited                                       (47,000)          .19
                                               ---------------

    Options outstanding at December 31, 1998        563,000          1.66

    Granted                                         380,200          1.66
    Forfeited                                       (47,000)         1.66
                                               ---------------

    Options outstanding at December 31, 1999        896,200          1.66
                                               ===============

                      WORLDBRIDGE BROADBAND SERVICES, INC.
                          Notes to Financial Statements
                           December 31, 1999 and 1998

(6)    Income Taxes

       Income tax expense (benefit) consists of the following for the years ended December 31:

                                                                             1999                  1998
                                                                        ----------------      ----------------
             Current:
                 Federal                                           $         562,494              (370,580)
                 State                                                       132,065              (122,263)
                                                                        ----------------      ----------------

                       Total current                                         694,559              (492,843)
                                                                        ----------------      ----------------

             Deferred:
                 Federal                                                     101,422               135,778
                 State                                                        22,251                31,948
                                                                        ----------------      ----------------

                       Total deferred                                        123,673               167,726
                                                                        ----------------      ----------------

                       Total income tax expense (benefit)          $         818,232              (325,117)
                                                                        ================      ================

       Income tax expense (benefit) for the years ended December 31 differs from the amount resulting from applying the federal statutory rate of 34% to taxable income (loss) as follows:

                                                               1999        1998
                                                          ---------   ---------

Expected tax expense (benefit) .........................  $ 759,877    (409,043)
State income taxes, net of federal benefit .............    118,004     (63,522)
Change in valuation allowance for deferred tax assets ..   (110,840)    110,840
Nondeductible expenses .................................     14,837       8,811
Other, net .............................................     36,354      27,797
                                                          ---------   ---------

         Actual income tax expense (benefit) ...........  $ 818,232    (325,117)
                                                          =========   =========

       Temporary differences that give rise to the components of deferred tax assets and liabilities as of December 31 are as follows:

                                                              1999         1998
                                                         ---------    ---------
Deferred tax assets:
    Allowance for doubtful accounts ..................   $  17,642       14,460
    Accrued expenses .................................      33,504       18,480
    Net operating loss carryforward ..................           -      223,154
    Other ............................................      19,863       22,994
                                                         ---------    ---------

          Total deferred tax assets ..................      71,009      279,088

Valuation allowance ..................................           -     (110,840)
                                                         ---------    ---------

          Net deferred tax assets ....................   $  71,009      168,248
                                                         =========    =========

Deferred tax liabilities:
    Equipment, due to differences in depreciation ....   $(153,398)    (111,599)
    Contract retainage ...............................     (41,284)     (56,649)
                                                         ---------    ---------

          Total deferred tax liabilities .............   $(194,682)    (168,248)
                                                         =========    =========

                      WORLDBRIDGE BROADBAND SERVICES, INC.
                          Notes to Financial Statements
                           December 31, 1999 and 1998

(7)      Commitments, Contingencies and Related Party Transactions

       (a)     Leases

               The Company leases vehicles, office space and apartments under noncancellable operating lease agreements which expire through 2004. In addition, the Company has approximately $143,000 of vehicles under capital leases, with related accumulated depreciation approximating $83,000. Future minimum lease payments as of December 31, 1999 are as follows:

                                                           Capital              Operating
                                                            leases                leases
                                                       -----------------     -----------------

    2000                                           $        27,033               1,050,565
    2001                                                    18,235                 902,366
    2002                                                     4,856                 577,856
    2003                                                         -                 184,445
    2004                                                         -                  45,360
                                                       -----------------     -----------------

              Total future minimum lease payments           50,124       $       2,760,592
                                                                             =================
    Less amount representing interest                       (4,620)
                                                       -----------------

              Present value of future minimum lease
                 payments                                   45,504
    Less current portion                                   (23,737)
                                                       -----------------

              Long-term portion                    $        21,767
                                                       =================

               Rent expense for operating leases for the years ended December 31, 1999 and 1998 was $1,373,758 and $1,044,756, respectively.

       (b)     Related Party Transactions

               The Company entered into an agreement effective August 1, 1999, to provide services to, and pay certain expenses on behalf of an affiliate, Open Access Broadband Networks, Inc. (OAB), which amounts will be reimbursed by OAB. Approximately $800,000 was paid on behalf of OAB during 1999, and at December 31, 1999, $162,000 was due from OAB and is included in accounts receivable.

       (c)    Litigation

               During 1999, the Company settled litigation in which it had previously been named as a defendant by an employee of a subcontractor seeking compensatory and punitive damages related to alleged injuries from an on-the-job accident in December 1997. All payments made and all future periodic payments to be made as part of the settlement are covered by the Company's insurance.

               The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

                      WORLDBRIDGE BROADBAND SERVICES, INC.
                          Notes to Financial Statements
                           December 31, 1999 and 1998

(8)    Significant Customers

       The Company's revenue for the years ended December 31, 1999 and 1998 includes amounts from significant customers, as follows:

                                                   % of Revenue
                                      ---------------------------------------
                    Customers               1999                  1998
                ------------------    -----------------     -----------------

                        A                   18.6                  46.2
                        B                   21.7                  10.8
                        C                   13.9                  10.0

       At December 31, 1999 and 1998, receivables from these customers represented 45% and 64% of the balance of trade accounts receivable, respectively.

Index to Supplemental Consolidated Financial Statements of C-COR.net Corp., restated to reflect the pooling-of-interest combination with Worldbridge Broadband Services, Inc


Independent Auditors' Report                                                             F-13

Supplemental Consolidated Balance Sheets as of December 24, 1999, June 25, 1999,
  and June 26, 1998                                                                      F-14

Supplemental Consolidated Statements of Operations for the twenty-six weeks ended December 24, 1999 and December 25, 1998, and for the years ended June
  25, 1999, June 26, 1998, and June 27, 1997                                             F-15

Supplemental Consolidated Statements of Cash Flows for the twenty-six weeks ended December 24, 1999 and December 25, 1998, and for the years ended
  June 25, 1999, and June 26, 1998, and June 27, 1997                                    F-16

Supplemental Consolidated Statements of Shareholders' Equity for the twenty-six weeks ended December 24, 1999 and for the years ended June 25, 1999, June 26,
  1998, and June 27, 1997                                                                F-17

Notes to Supplemental Consolidated Financial Statements                                  F-18

                          Independent Auditors' Report

The Board of Directors
C-COR.net Corp. and Subsidiaries:

We have audited the accompanying supplemental consolidated balance sheets of C-COR.net Corp. and Subsidiaries as of June 25, 1999, and June 26, 1998, and the related supplemental consolidated statements of operations, cash flows and shareholders' equity for each of the years in the three-year period ended June 25, 1999. These supplemental consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The supplemental consolidated financial statements give retroactive effect to the merger of C-COR.net Corp. and Worldbridge Broadband Services, Inc. on February 18, 2000, which has been accounted for as a pooling of interests as described in the description of business section of the notes to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of the consummation. However, they will become the historical consolidated financial statements of C-COR.net Corp. and Subsidiaries after financial statements covering the date of consummation of the business combination are issued.

In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of C-COR.net Corp. and Subsidiaries as of June 25, 1999, and June 26, 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended June 25, 1999, in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination.

                                                        KPMG LLP

State College, Pennsylvania
March 10, 2000

                                 C-COR.net Corp.
                    Supplemental Consolidated Balance Sheets
                        (In thousands, except share data)

                                                                       December 24,         June 25,        June 26,
                                                                           1999               1999            1998
                                                                     ------------------  ---------------  -------------
                                                                        (Unaudited)
                                    ASSETS
Current assets
Cash and cash equivalents                                                    $ 112,155          $ 5,805         $3,454
Marketable securities                                                           15,217              445            356
Accounts and notes receivables, less allowance of $1,147 on
December 24, 1999, $1,052 on June 25, 1999 and $957 on
June 26, 1998                                                                   45,204           35,253         23,992
Inventories                                                                     30,840           23,565         17,809
Deferred taxes                                                                   6,872            6,352          2,965
Other current assets                                                             3,652            3,546          2,916
Net current assets of discontinued operations                                      379              433            -
                                                                     ------------------  ---------------  -------------
          Total current assets                                                 214,319           75,399         51,492
Property, plant, and equipment, net                                             29,156           28,821         30,946
Intangible assets, net of accumulated amortization of $97 on
December 24, 1999, $172 on June 25, 1999 and $-0- on
June 26, 1998                                                                      161            1,131          1,295
Other long-term assets                                                           4,748            3,829          6,427
                                                                     ------------------  ---------------  -------------
          Total assets                                                       $ 248,384        $ 109,180       $ 90,160
                                                                     ==================  ===============  =============
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable                                                              $ 18,294          $16,421         $6,852
Accrued liabilities                                                             13,208           17,400         11,469
Line-of-credit and short-term credit obligations                                     -            4,638            -
Current portion of long-term debt                                                  227              858            958
Net current liabilities of discontinued operations                                   -                -            517
                                                                     ------------------  ---------------  -------------
          Total current liabilities                                             31,729           39,317         19,796
Long-term debt, less current portion                                             1,640            3,741          5,610
Other long-term liabilities                                                      2,918            1,464          1,041
Commitments and contingent liabilities
                                                                     ------------------  ---------------  -------------
           Total liabilities                                                    36,287           44,522         26,447
                                                                     ------------------  ---------------  -------------

Series A redeemable convertible preferred stock, no par                              -            3,393          2,780

Shareholders' equity
Preferred stock, no par; authorized 2,000,000 shares; issued, none                   -                -              -
Convertible preferred stock, no par                                              4,350           24,304         24,010
Common stock, $.05 par; authorized shares 100,000,000 at
December 24, 1999 and 48,000,000 at June 25, 1999 and
June 26, 1998; issued shares of 34,143,841 on December 24,
1999, 23,923,065 on June 25, 1999 and 23,662,427 on June 26, 1998                1,707            1,197          1,183
Additional paid-in capital                                                     188,042           22,416         21,103
Accumulated other comprehensive loss                                              (107)             (96)           (99)
Unearned compensation                                                              (16)               -              -
Retained earnings                                                               25,282           20,605         20,813
Treasury stock at cost, shares of 1,226,118 on December 24, 1999,
1,318,118 on June 25, 1999 and 1,137,356 on June 26, 1998                       (7,161)          (7,161)        (6,077)
                                                                     ------------------  ---------------  -------------
          Total shareholders' equity                                           212,097           61,265         60,933
                                                                     ------------------  ---------------  -------------
          Total liabilities and shareholders' equity                         $ 248,384        $ 109,180       $ 90,160
                                                                     ==================  ===============  =============


See notes to supplemental consolidated financial statements.

                                 C-COR.net Corp
               Supplemental Consolidated Statements of Operations
                      (In thousands, except per share data)

                                                        Twenty-six Weeks Ended                      Years Ended
                                                    --------------------------------  -----------------------------------------
                                                     December 24,     December 25,      June 25,      June 26,      June 27,
                                                         1999             1998            1999          1998          1997
                                                    ---------------- ---------------  ------------- ------------- -------------
                                                      (Unaudited)     (Unaudited)
Net sales                                                 $ 138,662        $ 83,182      $ 202,168     $ 169,852     $ 144,988
Cost and expenses:
    Cost of sales                                           104,350          65,383        154,278       136,297       115,902
    Selling and administrative                               14,873          13,457         30,467        22,440        19,533
    Research and product development                          6,683           5,961         11,833         9,988         7,706
    Merger-related costs                                      3,673               -              -             -             -
    Provision for restructuring costs                             -               -              -           625             -
    Interest                                                    761             167          1,396           437           509
    Other expense (income), net                                (619)             70             59           (32)         (873)
                                                    ---------------- ---------------  ------------- ------------- -------------
                                                            129,721          85,038        198,033       169,755       142,777
                                                    ---------------- ---------------  ------------- ------------- -------------
Income (loss) from continuing operations
before income taxes                                           8,941          (1,856)         4,135            97         2,211
Income tax expense                                            4,306             964          4,839            57           927
                                                    ---------------- ---------------  ------------- ------------- -------------
Income (loss) from continuing operations                      4,635          (2,820)          (704)           40         1,284
                                                    ---------------- ---------------  ------------- ------------- -------------
Discontinued operations:
Loss from operations of discontinued
business segment, net of tax                                      -               -              -             -        (6,605)
Gain (loss) on disposal of discontinued
business segment, net of tax                                     42             304            397           928        (3,830)
                                                    ---------------- ---------------  ------------- ------------- -------------
Net income (loss)                                             4,677          (2,516)          (307)          968        (9,151)
Dividend requirements on preferred stocks                         -            (324)          (613)         (122)         (116)
                                                    ---------------- ---------------  ------------- ------------- -------------
Net income (loss) available to common shareholders          $ 4,677        $ (2,840)        $ (920)        $ 846      $ (9,267)
                                                    ================ ===============  ============= ============= =============

Net income (loss) per share - basic:
Continuing operations                                        $ 0.18         $ (0.14)       $ (0.06)          $ -        $ 0.05
Discontinued operations:
Loss from operations                                              -               -              -             -         (0.28)
Gain (loss) on disposal                                           -            0.01           0.02          0.04         (0.17)
                                                    ---------------- ---------------  ------------- ------------- -------------
Net income (loss)                                            $ 0.18         $ (0.13)       $ (0.04)       $ 0.04       $ (0.40)
                                                    ================ ===============  ============= ============= =============
Net income (loss) per share - diluted:
Continuing operations                                        $ 0.15         $ (0.14)       $ (0.06)          $ -        $ 0.05
Discontinued operations:
Loss from operations                                              -               -              -             -         (0.25)
Gain (loss) on disposal                                           -            0.01           0.02          0.04         (0.15)
                                                    ---------------- ---------------  ------------- ------------- -------------
Net income (loss)                                            $ 0.15         $ (0.13)       $ (0.04)       $ 0.04       $ (0.35)
                                                    ================ ===============  ============= ============= =============
Weighted average common shares and
common share equivalents
Basic                                                        26,277          22,484         22,483        22,503        23,197
Diluted                                                      30,408          22,484         22,483        22,503        25,929

See notes to supplemental consolidated financial statements.

                                 C-COR.net Corp.
               Supplemental Consolidated Statements of Cash Flows
                                 (In thousands)

                                                                  Twenty-six Weeks Ended                   Years Ended
                                                               ------------------------------  -------------------------------------
                                                               December 24,    December 25,     June 25,     June 26,     June 27,
                                                                   1999            1998           1999         1998         1997
                                                               --------------  --------------  -----------  ------------ -----------
                                                                (Unaudited)     (Unaudited)
Operating Activities:
Net income (loss)                                                    $ 4,677        $ (2,516)      $ (307)        $ 968    $ (9,151)
Adjustments to reconcile net income to net cash and
  cash equivalents provided by operating activities:
Depreciation and amortization                                          4,853           4,212        9,199         7,233       5,577
Amortization of debt discount                                            381               -          911             -           -
Amortization of unearned compensation                                      5               -            -             -           -
(Gain) loss on disposal of discontinued                                  (42)           (304)        (397)         (928)      3,830
operations, net of tax
Provision for deferred retirement salary plan                            301             239          204           292         252
Loss (gain) on sale of property, plant, and
equipment                                                                333              56          235           (20)         21
Changes in operating assets and liabilities:
    Accounts receivable                                               (9,951)         (6,609)     (12,294)       (1,188)       (257)
    Inventories                                                       (7,275)         (1,694)      (5,756)        2,748      (1,454)
    Other assets                                                         117           1,483          (58)       (3,064)       (247)
    Accounts payable                                                   1,873           3,974        9,540        (2,609)      3,211
    Accrued liabilities                                               (3,944)            604        6,084         3,818         206
    Deferred income taxes                                                605          (1,010)      (2,303)       (3,357)       (825)
    Discontinued operations--working capital                              96            (218)        (553)        1,051       3,236
      changes and noncash charges
                                                               --------------  --------------  -----------  ------------ -----------
Net cash and cash equivalents (used in) provided by
  operating activities                                                (7,971)         (1,783)       4,505         4,944       4,399
                                                               --------------  --------------  -----------  ------------ -----------
Investing Activities:
Purchase of property, plant, and equipment                            (5,181)         (3,173)      (8,669)      (10,808)     (7,814)
Purchase of marketable securities                                    (14,772)            (50)         (84)            -        (200)
Investment in equity securities                                         (501)              -            -             -           -
Proceeds from sale of marketable securities                                -               -            -            15         258
Issuance of (payments on) notes receivable, net                            -               2        1,972        (2,011)          7
Change in other assets                                                     -              83           94          (146)       (317)
Proceeds from sale of property, plant, and equipment                       6              16           48            51          29
Proceeds from (investing activities of)
  discontinued operations                                                  -               -            -           656        (698)
                                                               --------------  --------------  -----------  ------------ -----------
Net cash and cash equivalents used in investing activities           (20,448)         (3,122)      (6,639)      (12,243)     (8,735)
                                                               --------------  --------------  -----------  ------------ -----------
Financing Activities:
Payment of debt and capital lease obligations                         (2,733)         (4,700)      (5,107)       (1,136)       (986)
Proceeds from long-term debt borrowing                                     -           3,109        3,097            52          75
Proceeds from (payments on) short-term credit facilities, net         (5,019)          6,852        5,019        (3,573)      1,235
Proceeds from issuance of convertible preferred stock                      -           1,355        1,355         6,180      17,731
Tax benefit deriving from exercise and sale of stock
  option shares                                                        2,775               -           94            57          71
Proceeds from issuance of common stock to employee stock
  purchase plan                                                           45              34           76            51          88
Proceeds from exercise of stock options                                4,072             249        1,202           277         207
Proceeds from exercise of stock warrants                               2,259               -            -             -           -
Proceeds from issuance of common stock, net                          133,370               -            -             -           -
Payment of preferred dividends                                             -               -            -             -         (68)
Net advances on receivable factoring                                       -               -            -             -      (1,027)
Purchase and retirement of convertible preferred stock                     -               -       (1,000)            -           -
Purchase of treasury stock                                                 -          (1,265)      (1,265)         (312)     (5,765)
                                                               --------------  --------------  -----------  ------------ -----------
Net cash and cash equivalents provided by financing activities       134,769           5,634        3,471         1,596      11,561
                                                               --------------  --------------  -----------  ------------ -----------
Increase (decrease) in cash and cash equivalents                     106,350             729        1,337        (5,703)      7,225
Elimination of duplicated activity (See Note B)                            -           1,014        1,014            (6)          -
Cash and cash equivalents at beginning of period                       5,805           3,454        3,454         9,163       1,938
                                                               --------------  --------------  -----------  ------------ -----------
Cash and cash equivalents at end of period                         $ 112,155         $ 5,197      $ 5,805       $ 3,454     $ 9,163
                                                               ==============  ==============  ===========  ============ ===========

See notes to supplemental consolidated financial statements.

                                 C-COR.net Corp.
          Supplemental Consolidated Statements of Shareholder's Equity
                                 (In thousands)
                                                                                           Accumulated
                                                                                 Additional   Other
                                               Comprehensive Preferred   Common   Paid-in  Comprehensive Unearned  Retained Treasury
                                                  Income       Stock      Stock   Capital  Income (Loss)CompensationEarnings  Stock
                                               -------------------------------------------------------------------------------------
Balance, June 28, 1996, as reported                           $ 3,900 $ 1,120  $ 19,876        $ (55)        $ - $ 28,610      $ -
Pooling of interest with Worldbridge                              249      53       (50)           -           -      192        -
                                                            -----------------------------------------------------------------------
Balance, June 28, 1996, as restated                             4,149   1,173    19,826          (55)          -   28,802        -
Net loss                                           $ (9,151)        -       -         -            -           -   (9,151)       -
Other comprehensive income:                                         -       -         -            -           -        -        -
Net unrealized holding gains on marketable
  securities                                              7         -       -         -            -           -        -        -
Foreign currency translation (loss)                     (67)        -       -         -            -           -        -        -
                                               -------------
Other comprehensive income (loss)                       (60)        -       -         -          (60)          -        -        -
                                               -------------
Comprehensive loss                                 $ (9,211)        -       -         -            -           -        -        -
                                               =============
Shares issued                                                  16,710       -         -            -           -        -        -
Issuance of stock warrants                                          -       -        98            -           -        -        -
Conversion of Series A preferred stock                           (249)      -       249            -           -        -        -
Accretion of discount on convertible
  preferred stock                                                   -       -         -            -           -      (48)       -
Exercise of stock options                                           -       4       203            -           -        -        -
Payment of preferred stock dividends                                -       -         -            -           -      (68)       -
Tax benefit deriving from exercise and
  sale of stock option shares                                       -       -        71            -           -        -        -
Issue shares to employee stock purchase
  plan                                                              -       1        87            -           -        -        -
Purchase of treasury stock                                          -       -         -            -           -        -   (5,765)
                                                            -----------------------------------------------------------------------
Balance, June 27, 1997                                         20,610   1,178    20,534         (115)          -   19,535   (5,765)
Net income                                            $ 968         -       -         -            -           -      968        -
Other comprehensive income:                                         -       -         -            -           -        -        -
Net unrealized holding gains on marketable
  securities                                              7         -       -         -            -           -        -        -
Foreign currency translation gain                         9         -       -         -            -           -        -        -
                                               -------------
Other comprehensive income                               16         -       -         -           16           -        -        -
                                               -------------
Comprehensive income                                  $ 984         -       -         -            -           -        -        -
                                               =============
Adjustment related to merger (Note B)                               -       -         -            -           -      432        -
Shares issued                                                   3,400       -         -            -           -        -        -
Issuance of stock warrants                                          -       -       189            -           -        -        -
Accretion of discount on convertible
  preferred stock                                                   -       -         -            -           -     (122)       -
Exercise of stock options                                           -       5       272            -           -        -        -
Tax benefit deriving from exercise and
  sale of stock option shares                                       -       -        57            -           -        -        -
Issue shares to employee stock purchase plan                        -       -        51            -           -        -        -
Purchase of treasury stock                                          -       -         -            -           -        -     (312)
                                                            -----------------------------------------------------------------------
Balance, June 26, 1998                                         24,010   1,183    21,103          (99)          -   20,813   (6,077)
Net loss                                             $ (307)        -       -         -            -           -     (307)       -
Other comprehensive income:                                         -       -         -            -           -        -        -
Net unrealized holding gains on marketable
  securities                                              4         -       -         -            -           -        -        -
Foreign currency translation loss                        (1)        -       -         -            -           -        -        -
                                               -------------
Other comprehensive income                                3         -       -         -            3           -        -        -
                                               -------------
Comprehensive loss                                   $ (304)        -       -         -            -           -        -        -
                                               =============
Adjustment related to merger (Note B)                               -       -         -            -           -      712        -
Other adjustments                                                   -       -       (45)           -           -        -        -
Issuance of stock warrants                                      1,294       -         -            -           -        -        -
Accretion of discount on convertible
  preferred stock                                                   -       -         -            -           -     (613)
Exercise of stock options                                           -      13     1,189            -           -        -        -
Tax benefit deriving from exercise and
  sale of stock option shares                                       -       -        94            -           -        -        -
Issue shares to employee stock purchase plan                        -       1        75            -           -        -        -
Purchase and retirement of preferred stock                     (1,000)      -         -            -           -        -        -
Purchase of treasury stock                                          -       -         -            -           -        -   (1,084)
                                                            -----------------------------------------------------------------------
Balance, June 25, 1999                                         24,304   1,197    22,416          (96)          -   20,605   (7,161)
Net income                                          $ 4,677         -       -         -            -           -    4,677        -
Other comprehensive income:                                         -       -         -            -           -        -        -
Net unrealized holding loss on marketable
  securities                                            (11)        -       -         -            -           -        -        -
                                               -------------
Other comprehensive loss                                (11)        -       -         -          (11)          -        -        -
                                               -------------
Comprehensive income                                $ 4,666         -       -         -            -           -        -        -
                                               =============
Shares issued                                                       -     322   133,048            -           -        -        -
Conversion related to merger with
  Convergence and SVCI                                        (19,954)    133    23,214            -           -        -        -
Exercise of stock options                                           -      30     4,042            -           -        -        -
Exercise of stock warrants                                          -      25     2,481            -           -        -        -
Tax benefit deriving from exercise and
  sale of stock option shares                                       -       -     2,775            -           -        -        -
Issue shares to employee stock purchase plan                        -       -        45            -           -        -        -
Issue restricted stock                                              -       -        21            -         (21)       -        -
Amortization of unearned compensation                               -       -         -            -           5        -        -
                                                            -----------------------------------------------------------------------

Balance, December 24, 1999 (Unaudited)                       $ 4,350 $ 1,707 $ 188,042       $ (107)      $ (16)$ 25,282 $ (7,161)
                                                            =======================================================================

See notes to supplemental consolidated financial statements.

                                C-COR.net Corp.
            Notes to Supplemental Consolidated Financial Statements (Information as of December 24, 1999 and December 25, 1998 and for the
  twenty-six weeks ended December 24, 1999 and December 25, 1998 is unaudited)
                (In thousands, except share and per share data)

Description of Business and Supplemental Consolidated Financial Statements

Description of Business

C-COR.net Corp. the ("Company") designs, manufactures, and markets cable network transmission products and provides services and support to cable network operators. The Company offers a comprehensive range of products, including radio frequency ("RF") amplifiers, and fiber optic components for the cable headend, node and RF plant. The Company's services focus on enabling reliable, high-speed, broadband communications over hybrid fiber coax ("HFC") networks, and include network design, service activation, optimization, management and maintenance.

Supplemental Consolidated Financial Statements

The Company acquired Worldbridge Broadband Services, Inc. on February 18, 2000, which was accounted for under the pooling-of-interests method of accounting. The supplemental consolidated financial statements for the twenty-six-week interim periods ended December 24, 1999 and December 25, 1998, and for each of the years in the three-year period ended June 25, 1999 and the accompanying notes reflect the Company's financial position and results of operations as if the acquired entity was a wholly owned subsidiaries of the Company as of the beginning of the earliest fiscal year presented. (See Note B)


A. Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying supplemental consolidated financial statements include the accounts of the Company and its foreign and domestic subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation.

Reporting Periods

Management has adopted a fiscal year that ends on the last Friday in June. For the twenty-six-week reporting periods presented herein, the periods ended on December 24, 1999 and December 25, 1998. For the 52-week reporting periods presented herein, the years ended on June 25, 1999, June 26, 1998, and June 27, 1997. (See Note B)

Use of Estimates

The preparation of the supplemental consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company's revenues derive principally from equipment sales, which are generally recognized when the equipment has been shipped. Revenue from Internet service is recognized monthly as services are provided to subscribers. Other service revenues, consisting of system design, field services and other consulting engagements, are generally recognized as services are rendered in accordance with the terms of contracts.

Fair Value of Financial Instruments

The carrying value of the Company's long-term borrowings approximates fair value, after taking into consideration current rates offered to the Company for similar debt instruments of comparable maturities. The fair values of financial instruments have been determined through information obtained from quoted market sources and management estimates.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined on the first-in, first-out method.

                                C-COR.net Corp.
             Notes to Supplemental Consolidated Financial Statements (Information as of December 24, 1999 and December 25, 1998 and for the
  twenty-six weeks ended December 24, 1999 and December 25, 1998 is unaudited)
                (In thousands, except share and per share data)

Property, Plant and Equipment

Property, plant and equipment, which include leased property under capital leases, is stated at cost. Depreciation or amortization is calculated on the straight-line method for financial statement purposes based upon the following estimated useful lives:

   Building and improvements under capital lease.................       15 years
   Buildings..................................................... 15 to 25 years
   Machinery and equipment under capital lease...................        5 years
   Machinery and equipment.......................................  2 to 10 years
   Leasehold improvements........................................  7 to 15 years

Computer Software

Under Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", the Company capitalizes certain internal and purchased software development and production costs once technological feasibility has been achieved. For the fiscal years ended 1999 and 1998, the Company capitalized $389 and $670, respectively, of purchased software development costs, which is included in other long-term assets in the supplemental consolidated financial statements. The Company did not capitalize any software development costs during fiscal year 1997. Amortization expense for the twenty-six week periods ended December 24, 1999 and December 25, 1998 was $177 and $0, respectively. There was no amortization expense recorded in fiscal years 1999 and 1998.

Intangible Assets

Patents, trademarks and licenses are carried at cost less accumulated amortization, which is calculated on a straight-line basis over the estimated three year useful life of the asset. The patents, trademarks and license costs relate to purchased and internally developed product lines. For the twenty-six week periods ended December 24, 1999 and December 25, 1998, the Company recorded $128 and $14, respectively of amortization expense. For fiscal years ended 1999, 1998 and 1997, the Company recorded $172, $-0- and $-0- of amortization, respectively.

Income Taxes

Under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (Statement 109), deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Shareholders' Equity

On October 19, 1999, the shareholders of the Company approved a proposal to amend the Amended and Restated Articles of Incorporation to increase the number of shares of common stock authorized from 24,000,000 to 50,000,000.

On November 12, 1999, the Company completed a follow-on public offering of its common stock, whereby 3,220,000 shares (6,440,000 shares on a post-split basis) of common stock were issued and sold at a price of $44.00 per share ($22.00 per share on a post-split basis). This offering resulted in net proceeds (after deducting issuance costs) to the Company of $133,370. The proceeds of the offering were used for repayment of debt, and will also be used for strategic investments, capital expenditures, working capital, and other general corporate purposes.

On December 7, 1999 the Company's board of directors declared a two-for-one stock split of the Company's common stock. The stock split was effective for all shares of record as of the close of business on December 22, 1999. The additional shares were distributed on January 6, 2000. In connection with the stock split, the par value per share of common stock was reduced from $.10 to $.05 and the authorized number of shares of common stock was proportionately increased from 50,000,000 to 100,000,000. All share and per share amounts have been adjusted for the two-for-one stock split effective December 22, 1999, for all periods presented.

                                C-COR.net Corp.
             Notes to Supplemental Consolidated Financial Statements (Information as of December 24, 1999 and December 25, 1998 and for the
  twenty-six weeks ended December 24, 1999 and December 25, 1998 is unaudited)
                (In thousands, except share and per share data)

At December 24, 1999, June 25, 1999, and June 26, 1998, treasury stock consisted of 1,226,118, 1,318,118, and 1,137,356 shares of common stock, respectively. In fiscal years 1999 and 1998, the Company repurchased 180,762 shares for $1,084 and 20,684 shares for $131, respectively, of its common stock under a stock repurchase program adopted in September 1997. In fiscal year 1997, the Company repurchased 1,000,000 shares of its common stock for $5,765, under a stock repurchase program adopted in December 1996. The Company used its available capital resources to fund the purchases under both repurchase programs. The repurchased stock is being held by the Company as treasury stock and is available to be used in meeting the Company's obligations under its present and future stock option plans and for other corporate purposes. In May 1999, the Company terminated the stock repurchase program adopted in September 1997.

Cash Equivalents

The Company considers all highly liquid investments, with a maturity of three months or less when purchased, to be cash equivalents. Cash equivalents are reflected at the lower of cost or market.

Marketable Securities

Marketable securities at December 24, 1999, consisted of municipal bonds, corporate obligations and equity securities. The Company follows the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (Statement 115), in accounting for marketable securities. Under Statement 115, the Company classifies all of its marketable securities as available-for-sale and records them at fair value. Unrealized holding gains and losses are excluded from income and are recorded directly to shareholders' equity in accumulated other comprehensive income, net of related deferred income taxes.

Net Income (Loss) Per Share

Statement of Financial Accounting Standards No. 128, "Earnings Per Share" became effective for financial statements issued for periods ending after December 15, 1997. The Company adopted this statement in the second quarter of fiscal year 1998, and has restated prior periods presented as required. Implementation of this Statement did not have a material effect on the Company's supplemental consolidated financial statements.

Basic earnings (loss) per share is computed by dividing net income available to common shareholders, by the weighted average number of common shares outstanding. Dilutive net income (loss) per share is computed by dividing net income (loss) available to common shareholders, by the weighted average number of common shares outstanding plus the dilutive effect of options, warrants and convertible preferred stock. The dilutive effect of options and warrants is calculated under the treasury stock method using the average market price for the period. The dilutive effect of the convertible preferred stock is calculated under the if-converted method. Net income (loss) per share is calculated as follows:

                                C-COR.net Corp.
             Notes to Supplemental Consolidated Financial Statements (Information as of December 24, 1999 and December 25, 1998 and for the
  twenty-six weeks ended December 24, 1999 and December 25, 1998 is unaudited)
                (In thousands, except share and per share data)

                                                            Twenty-Six Weeks Ended                       Year Ended
                                                          ----------------------------   -------------------------------------------
                                                            Dec. 24,       Dec. 25,       June 25,        June 26,       June 27,
                                                              1999           1998           1999            1998           1997
                                                          -------------  -------------   ------------   -------------  -------------

Income (loss) from continuing operations                       $ 4,635       $ (2,820)        $ (704)           $ 40        $ 1,284
Less:
  Preferred stock dividend                                           -              -              -               -            (68)
  Accretion of convertible preferred stock                           -           (324)          (613)           (122)           (48)
                                                          -------------  -------------   ------------   -------------  -------------
Continuing income (loss) available to common shareholders      $ 4,635       $ (3,144)      $ (1,317)          $ (82)       $ 1,168
Gain (loss) from discontinued operations                            42            304            397             928        (10,435)
                                                          -------------  -------------   ------------   -------------  -------------
Net income (loss) available to common shareholders             $ 4,677       $ (2,840)        $ (920)          $ 846       $ (9,267)
                                                          =============  =============   ============   =============  =============

Weighted average common shares outstanding                      26,277         22,484         22,483          22,503         23,197
Common stock equivalents                                         4,131              -              -               -          2,732
                                                          -------------  -------------   ------------   -------------  -------------
Dilutive potential common shares                                30,408         22,484         22,483          22,503         25,929
                                                          =============  =============   ============   =============  =============

Basic:
  Continuing operations                                           0.18          (0.14)         (0.06)           0.00           0.05
  Discontinued operations                                         0.00           0.01           0.02            0.04          (0.45)
                                                          -------------  -------------   ------------   -------------  -------------
Net income (loss) available to common shareholders                0.18          (0.13)         (0.04)           0.04          (0.40)
                                                          =============  =============   ============   =============  =============

Diluted:
  Continuing operations                                           0.15          (0.14)         (0.06)           0.00           0.05
  Discontinued operations                                         0.00           0.01           0.02            0.04          (0.40)
                                                          -------------  -------------   ------------   -------------  -------------
Net income (loss) available to common shareholders                0.15          (0.13)         (0.04)           0.04          (0.35)
                                                          =============  =============   ============   =============  =============


Product Warranty

The Company warrants its products against defects in materials and workmanship, generally for three to five years depending upon product lines. A provision for estimated future costs relating to warranty expense is recorded when product is shipped, based upon historical claims history and specifically identified warranty exposures.

Restructuring Costs

On June 25, 1998, the Company announced the closing of its manufacturing plant located in Reedsville, Pennsylvania. As a result of this action, the Company incurred restructuring charges in the fourth quarter of its fiscal year 1998 of $625. The restructuring charge represented salaries and benefits for approximately 140 employees affected by the plant closing. The work force reduction occurred during the first quarter of fiscal year 1999, thereby eliminating the restructuring accrual at June 25, 1999.

At June 26, 1998, the Company had a Lease/Option to Purchase Agreement with the Mifflin County Industrial Development Corporation (MCIDC) for the building and improvements located in Reedsville, Pennsylvania. On August 10, 1998, the Company purchased the facility using its available capital resources and expects to sell the facility at a price in excess of its net carrying value. The facility has been reclassified from property, plant and equipment to property held-for-sale, which is included in other current assets on the consolidated balance sheet as of December 24, 1999, with a carrying value of $1,100.

Comprehensive Income

In fiscal year 1999, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" which requires net unrealized investment gains or losses on the Company's available-for-sale securities and net foreign exchange gains or losses on translation, which previously were reported directly in shareholders' equity, to be included in accumulated other comprehensive income in the supplemental consolidated balance sheet and in the disclosure of comprehensive income. The totals of other comprehensive income items and comprehensive income (which includes net income) are displayed separately in the supplemental consolidated statements of shareholders' equity. The adoption of this statement had no effect on net income or shareholders' equity.

                                C-COR.net Corp.
             Notes to Supplemental Consolidated Financial Statements (Information as of December 24, 1999 and December 25, 1998 and for the
  twenty-six weeks ended December 24, 1999 and December 25, 1998 is unaudited)
                (In thousands, except share and per share data)

The components of other comprehensive income (loss) and the related tax effects are as follows:

                                                                                    Income
                                                                  Amount              Tax           Amount
                                                                  Before            Expense         Net of
                                                                    Tax            (Benefit)         Taxes
                                                             ------------------  --------------  --------------
Twenty-six weeks ended December 24, 1999
Unrealized holding loss during the period                                 $ (3)           $ (1)           $ (2)
Net foreign exchange loss                                                  (14)             (5)             (9)
                                                             ------------------  --------------  --------------
Total other comprehensive loss                                           $ (17)           $ (6)          $ (11)
                                                             ==================  ==============  ==============

Twenty-six weeks ended December 25, 1998
Unrealized holding loss during the period                                 $ (8)           $ (3)           $ (5)
Net foreign exchange gain                                                   43              17              26
                                                             ------------------  --------------  --------------
Total other comprehensive income                                          $ 35            $ 14            $ 21
                                                             ==================  ==============  ==============

Fiscal year ended June 25, 1999
Unrealized holding gain during the fiscal year                             $ 7             $ 3             $ 4
Net foreign exchange loss                                                   (2)             (1)             (1)
                                                             ------------------  --------------  --------------
Total other comprehensive income                                           $ 5             $ 2             $ 3
                                                             ==================  ==============  ==============

Fiscal year ended June 26, 1998
Unrealized holding gain during the fiscal year                            $ 12             $ 5             $ 7
Net foreign exchange gain                                                   15               6               9
                                                             ------------------  --------------  --------------
Total other comprehensive income                                          $ 27            $ 11            $ 16
                                                             ==================  ==============  ==============

Fiscal year ended June 27, 1997
Unrealized holding gain during the fiscal year                            $ 12             $ 5             $ 7
Net foreign exchange loss                                                 (112)            (45)            (67)
                                                             ------------------  --------------  --------------
Total other comprehensive loss                                          $ (100)          $ (40)          $ (60)
                                                             ==================  ==============  ==============


Accounting and Disclosure Changes

In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (Statement
133), which was effective for fiscal years beginning after June 15, 1999. In July 1999, the FASB announced it was delaying the effective date of Statement 133 for one year, to fiscal years beginning after June 15, 2000. This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The Company anticipates adopting this Statement in its fiscal year 2001 consolidated financial statements as required. Implementation of this Statement is not expected to have a material effect on the Company's consolidated financial statements.


B. Business Combinations

On July 9, 1999, the Company consummated a merger with Convergence.com Corporation ("Convergence"), a Georgia corporation, whereby Convergence became a wholly owned subsidiary of the Company. As consideration in the merger, each outstanding share of common stock of Convergence was converted into one share (two shares post-split) of the Company's common stock, resulting in the issuance of 2,866,646 shares (post-split) of the Company's common stock. Each outstanding warrant to acquire Convergence common stock was converted into warrants to acquire the Company's common stock for an aggregate of warrants to acquire 733,860 shares (post-split) of the Company's common stock. The merger was accounted for under the pooling-of-interests method of accounting.

                                C-COR.net Corp.
             Notes to Supplemental Consolidated Financial Statements (Information as of December 24, 1999 and December 25, 1998 and for the
  twenty-six weeks ended December 24, 1999 and December 25, 1998 is unaudited)
                (In thousands, except share and per share data)

Prior to the merger, Convergence had operated on a calendar year basis. Operating results for the fiscal year ended June 25, 1999 and June 26, 1998, include the operations of Convergence for the 12-month periods ended June 30, 1999 and June 30, 1998, respectively. Operating results for the fiscal year ended June 27, 1997, include the operations of Convergence for the 12-month period ended December 31, 1997. This results in an overlapping period (July 1997 through December 1997) for Convergence's results of operations being included in the supplemental consolidated financial statements. Accordingly, the supplemental consolidated statement of shareholders' equity for the year ended June 26, 1998 includes a $432 adjustment to eliminate the impact on retained earnings for the overlap period.

On September 17, 1999, the Company consummated a merger with Silicon Valley Communications, Inc. ("SVCI"), a California corporation, whereby SVCI became a wholly-owned subsidiary of the Company. As consideration in the merger, each outstanding share of common stock of SVCI was converted into .094534 shares (.189068 shares post-split) of the Company's common stock, resulting in the issuance of 3,090,162 shares (post-split) of the Company's common stock (subject to reduction pursuant to certain escrow arrangements). Outstanding stock options and warrants to acquire SVCI common stock were converted into stock options and warrants to acquire the Company's common stock, using the same conversion ratio (with appropriate adjustment to the exercise price) for an aggregate of stock options and warrants to acquire 767,688 shares (post-split) of the Company's common stock. The merger was accounted for under the pooling-of-interests method of accounting.

Prior to the merger, SVCI had operated on a fiscal year ending in June. Operating results for the fiscal years ended June 25, 1999, June 26, 1998, and June 27, 1997 include the operations of SVCI for the 12-month periods ended June 25, 1999, June 30, 1998, and June 30, 1997, respectively.

The Company recorded a one-time charge of $3,673, ($3,113, net of tax), related to the business combinations with Convergence and SVCI in the Company's twenty-six-week period ended December 24, 1999. The one-time charge includes the merger transaction costs, as well as restructuring costs which included severance payments for approximately 40 employees affected by consolidation of positions and administrative functions resulting from the mergers, and write-off of assets related to existing fiber optic products that became redundant as a result of the acquisition of SVCI.

On February 18, 2000, the Company consummated a merger with Worldbridge, a Delaware corporation, whereby Worldbridge became a wholly owned subsidiary of the Company. As consideration in the merger, each outstanding share of common stock of Worldbridge was converted into .197249 shares of the Company's common stock, plus a right to receive a pro-rata portion of 160,356 shares that were issued into escrow, resulting in the issuance of approximately 1,603,584 shares of the Company's common stock (including the escrowed shares). Outstanding stock options to acquire Worldbridge common stock were converted into stock options to acquire the Company's common stock, using a conversion ratio of .219166 shares of the Company's common stock for each share of Worldbridge common stock, (with appropriate adjustment to the exercise price) for an aggregate of stock options to acquire 196,416 shares of the Company's common stock. The merger was accounted for under the pooling-of-interests method of accounting.

Prior to the merger, Worldbridge had operated on a calendar year basis. Operating results for the fiscal year ended June 25, 1999, include the operations of Worldbridge for the 12-month period ended June 30, 1999. Operating results for the fiscal years ended June 26, 1998 and June 27, 1997, include the operations of Worldbridge for the 12-month periods ended December 31, 1998 and December 31, 1997, respectively. This results in an overlapping period (July 1998 through December 1998) for Worldbridge's results of operations being included in the supplemental consolidated financial statements. Accordingly, the supplemental consolidated statement of shareholders' equity for the year ended June 25, 1999 includes a $712 adjustment to eliminate the impact on retained earnings for the overlap period.

                                C-COR.net Corp.
             Notes to Supplemental Consolidated Financial Statements (Information as of December 24, 1999 and December 25, 1998 and for the
  twenty-six weeks ended December 24, 1999 and December 25, 1998 is unaudited)
                (In thousands, except share and per share data)

Net sales and net income (loss) for the Company, Convergence, SVCI, and Worldbridge prior to the combinations are as follows:

                                           Twenty-six Weeks
                                                Ended                                       Years Ended
                                    ------------------------------       ------------------------------------------------
                                      Dec 24,           Dec 25,             June 25,          June 26,          June 27,
                                       1999               1998                1999              1998              1997
                                    -------------  ---------------       ------------     -------------     -------------
Net sales:
C-COR.net Corp.                     $ 126,894           $ 70,063           $ 171,281         $ 152,144        $ 131,941
  Convergence                               -              1,994               6,635             1,276            1,104
  SVCI                                      -              2,248               5,509               621              735
  Worldbridge                          11,768              8,877              18,743            15,811           11,208
                                    -------------  ---------------       ------------     -------------     -------------
Combined                            $ 138,662           $ 83,182           $ 202,168         $ 169,852        $ 144,988
                                    =============  ===============       ============     =============     =============

Net income (loss):
  C-COR.net Corp.                     $ 4,004            $ 3,567            $ 10,852           $ 8,245         $ (6,178)
  Convergence                               -             (1,334)             (2,516)             (979)            (305)
  SVCI                                      -             (4,037)             (8,622)           (5,420)          (3,054)
  Worldbridge                             673               (712)                (21)             (878)             386
                                    -------------  ---------------       ------------     -------------     -------------
Combined                              $ 4,677           $ (2,516)             $ (307)            $ 968         $ (9,151)
                                    =============  ===============       ============     =============     =============

C. Discontinued Operations

On July 10, 1997, the Company announced that it would discontinue its Digital Fiber Optics Transmission Products segment located in Fremont, California, in a nine-month wind-down process. An estimated loss on disposal, including write-offs of inventory and fixed assets and other costs from the measurement date to the disposal date, were recorded in fiscal year 1997. The estimated loss, net of tax benefit of $1,974 on the disposal of the discontinued business segment, was $3,830 in fiscal year 1997.

The Company completed the phase-down of this operation as of March 1998. A gain on disposal of the discontinued business segment of $42, net of tax expense of $22, was recorded during the twenty-six-week period ended December 24, 1999. A gain on disposal of the discontinued business segment of $304, net of tax expense of $112 was recorded during the twenty-six-week period ended December 25, 1998. A gain on disposal of the discontinued business segment of $397, net of tax expense of $477, was recorded during the fiscal year ended 1999. The gain in fiscal year 1999 resulted primarily from settlement of certain warranty claims. The Company recorded a gain of $928, which includes a net tax benefit of $94 on the disposal of the discontinued segment in fiscal year 1998. In fiscal year 1998, the gain derived primarily from higher than anticipated proceeds associated with the disposal of assets, primarily inventory, and lower than anticipated operating costs from the measurement date to the disposal date.

The after-tax loss from operations of the discontinued business segment was $6,605 for fiscal year 1997. The primary factors contributing to the loss from operations of the discontinued business segment in fiscal year 1997 were increased warranty costs of $3,300 and an impairment loss on goodwill of $571, recorded in the fourth quarter of fiscal year 1997.

Operating results for the discontinued business segment are segregated and reported as discontinued operations in the accompanying supplemental consolidated statements of operations. Summarized information relating to the discontinued operation for fiscal year 1997 is as follows:

                                                              Year Ended
                                                               June 27,
                                                                 1997
                                                            ---------------
Net sales                                                          $ 7,994
Costs and expenses                                                 (17,351)
                                                            ---------------
Loss before income taxes                                            (9,357)
Income tax benefit                                                   2,752
                                                            ---------------
Net loss                                                          $ (6,605)
                                                            ===============

                                C-COR.net Corp.
             Notes to Supplemental Consolidated Financial Statements (Information as of December 24, 1999 and December 25, 1998 and for the
  twenty-six weeks ended December 24, 1999 and December 25, 1998 is unaudited)
                (In thousands, except share and per share data)

The assets and liabilities of the discontinued operations have been reclassified in the accompanying supplemental consolidated financial statements to separately identify them as net current assets (liabilities) related to the discontinued operations. These net assets consist of net working capital and other assets, less related liabilities as follows as of December 24, 1999, June 25, 1999, and June 26, 1998:

                                                               Dec. 24,         June 25,          June 26,
                                                                 1999             1999              1998
                                                            ---------------  ----------------  ----------------
Current assets:
Accounts receivable                                                   $ 16              $ 16             $ 150
Notes receivable                                                       513               796               981
Deferred tax assets                                                    472               474             1,602
Other assets                                                             -                 -               156
                                                            ---------------  ----------------  ----------------
                                                                     1,001             1,286             2,889
                                                            ---------------  ----------------  ----------------
Current liabilities:
Accrued warranty and other                                            (497)             (728)           (2,806)
Allowance for disposal of discontinued operations                     (125)             (125)             (600)
                                                            ---------------  ----------------  ----------------
                                                                      (622)             (853)           (3,406)
                                                            ---------------  ----------------  ----------------
Net current assets (liabilities) of discontinued operations          $ 379             $ 433            $ (517)
                                                            ===============  ================  ================

D. Marketable Securities

Marketable securities as of December 24, 1999, June 25, 1999, and June 26, 1998, consisted of the following:

                                                       Gross            Gross
                                                     Unrealized       Unrealized
                                   Amortized          Holding          Holding             Fair
                                     Cost              Gains            Losses             Value
                                ----------------   ---------------  ---------------   ----------------
Dec. 24, 1999:
Available-for-sale:
Municipal bonds                           $ 435               $ -            $ (12)             $ 423
Corporate obligations                    14,791                 -                -             14,791
Equity securities                             1                 2                -                  3
                                ----------------   ---------------  ---------------   ----------------
                                       $ 15,227               $ 2            $ (12)          $ 15,217
                                ================   ===============  ===============   ================
June 25, 1999:
Available-for-sale:
Municipal bonds                           $ 351               $ -             $ (9)             $ 342
Equity securities                           101                 2                -                103
                                ----------------   ---------------  ---------------   ----------------
                                          $ 452               $ 2             $ (9)             $ 445
                                ================   ===============  ===============   ================
June 26, 1998:
Available-for-sale:
Municipal bonds                           $ 366               $ -            $ (12)             $ 354
Equity securities                             2                 -                -                  2
                                ----------------   ---------------  ---------------   ----------------
                                          $ 368               $ -            $ (12)             $ 356
                                ================   ===============  ===============   ================

Maturities of investment securities classified as available-for-sale at December 24, 1999, were as follows:

                                             Amortized            Fair
                                               Cost              Value
                                          ----------------   ---------------
Available-for-sale:
Due in one year or less                          $ 15,141          $ 15,132
Due after one year through five years                  85                82
Equity securities                                       1                 3
                                          ----------------   ---------------
                                                 $ 15,227          $ 15,217
                                          ================   ===============

                                C-COR.net Corp.
             Notes to Supplemental Consolidated Financial Statements (Information as of December 24, 1999 and December 25, 1998 and for the
  twenty-six weeks ended December 24, 1999 and December 25, 1998 is unaudited)
                (In thousands, except share and per share data)

E. Inventories

                                                    Dec. 24,         June 25,        June 26,
                                                      1999             1999            1998
                                                  --------------   --------------  --------------
Finished goods                                          $ 6,966          $ 3,287         $ 2,850
Work-in-process                                           3,549            3,038           1,874
Raw materials                                            20,325           17,240          13,085
                                                  --------------   --------------  --------------
                                                       $ 30,840         $ 23,565        $ 17,809
                                                  ==============   ==============  ==============

Included in the amounts above were reserves of $3,970 at December 24, 1999, $2,231 at June 25, 1999, and $3,213 at June 26, 1998.

F. Property, Plant and Equipment

                                            Dec. 24,          June 25,          June 26,
                                             1999               1999              1998
                                        ----------------  -----------------  ---------------
Land                                              $ 468              $ 468            $ 468
Building and improvements
  under capital lease                                 -                  -            1,727
Buildings                                        10,957             10,760           10,683
Machinery and equipment
  under capital lease                               412                485              359
Machinery and equipment                          56,934             52,367           45,776
Leasehold improvements                            1,516              1,326            1,123
                                        ----------------  -----------------  ---------------
                                                 70,287             65,406           60,136
Less accumulated depreciation
  and amortization                               41,131             36,585           29,190
                                        ----------------  -----------------  ---------------
                                               $ 29,156           $ 28,821         $ 30,946
                                        ================  =================  ===============

G. Intangible Assets

                                                       Dec. 24,          June 25,       June 26,
                                                         1999              1999           1998
                                                  -------------------  -------------  -------------
Cost of intangibles:
Patents and trademarks                                         $   8        $ 1,053        $ 1,045
Licensing costs                                                  250            250            250
                                                  -------------------  -------------  -------------
                                                               $ 258        $ 1,303        $ 1,295
                                                  -------------------  -------------  -------------
Less accumulated amortization:
Patents and trademarks                                         $   -        $  (116)       $     -
Licensing costs                                                  (97)           (56)             -
                                                  -------------------  -------------  -------------
                                                               $ (97)       $  (172)       $     -
                                                  -------------------  -------------  -------------
Net book value                                                 $ 161        $ 1,131        $ 1,295
                                                  ===================  =============  =============

H. Credit Facilities

In December 1999, the Company amended its credit agreement established with three banks under which it may borrow up to $70,000. The agreement has two parts. First, $20,000 is available as a revolving line-of-credit, subject to an aggregate sub-limit of $2,000 for issuance of letters of credit, which is committed through November 30, 2000. The second part is a standby acquisition facility, which enables the Company to borrow up to $50,000, for strategic acquisitions and/or investments, which is also committed through November 30, 2000. A pricing matrix has been established for credit pricing on these facilities which is a function of the Company's total funded indebtedness to earnings before interest, taxes, depreciation and amortization (EBITDA) ratio. Borrowings under this credit agreement bear interest at various rates, at the Company's option. Borrowings on these facilities are unsecured, subject to a negative pledge on all business assets, and the Company is required to maintain certain financial ratios and indebtedness tests. As of December 24, 1999, the Company had no borrowings outstanding under this credit agreement.

                                C-COR.net Corp.
             Notes to Supplemental Consolidated Financial Statements (Information as of December 24, 1999 and December 25, 1998 and for the
  twenty-six weeks ended December 24, 1999 and December 25, 1998 is unaudited)
                (In thousands, except share and per share data)

As a result of the Company's acquisition of Worldbridge, the Company has a line of credit with a bank, which provides for borrowings up to $3,000 through May 31, 2000. Interest on the line of credit accrues at LIBOR, plus 2.0%, and is payable monthly. There were no borrowings on this line of credit as of December 24, 1999, June 25, 1999, and June 26,1998.

As a result of the Company's acquisition of SVCI, the Company has an additional line of credit with a bank, which provided for borrowings of up to $3,000, a bank bridge loan, which provided for borrowings of up to $1,000, and a bank equipment term loan of $300. The line of credit and term loan bear annual interest at the bank's prime rate plus 0.50% (8.25% as of June 25, 1999), with maturity dates of June 30, 1999, and August 30, 2000, respectively. The bridge loan bears interest at the bank's prime rate plus 1.5% (9.25% as of June 25, 1999), with a maturity date of September 4, 1999. There were no outstanding balances on the line of credit, bridge loan, or term loan as of December 24, 1999. The outstanding balances on the line of credit, the bridge loan, and the term loan were $2,515, $500, and $188, respectively, as of June 25, 1999. The line of credit and loans were fully collateralized by a continuing security interest in substantially all assets presently owned or subsequently acquired by SVCI. The line of credit and loans contained certain restrictive financial covenants. As of June 25, 1999, SVCI was not in compliance with certain of the covenants. The bank agreed to defer action on the noncompliance event pending the signing of a merger agreement. A merger agreement was signed with the Company on July 13, 1999.

From March to May 1999, SVCI borrowed $1,817 from certain founders and shareholders of SVCI under promissory notes payable. As of December 24, 1999, the balances on these loans was $-0-. As of June 25, 1999, the balance was $1,435. The notes accrued interest at an annual rate of 9% and were due in July 1999. In connection with these notes, SVCI issued warrants to purchase its common stock (See Note K). In connection with the merger, these warrants were converted into warrants to acquire the Company's common stock.

In connection with the bridge loan, warrants to purchase 9,454 shares of the Company's common stock were issued at an exercise price of $21.16 per share. These warrants have a fair value of $41 and are being amortized over the life of the bridge loan.

In fiscal year 1998, in connection with the line of credit and term loan, warrants to purchase 6,050 shares of the Company's common stock were issued at an exercise price of $6.56 per share. The purchase rights represented by these warrants expire on January 4, 2002. The warrants have a fair value of $13 and are being amortized over the life of the related debt instruments.

On October 21, 1998, a then existing bank line of credit and term loan was restructured. In consideration for the restructuring, warrants to purchase 1,890 shares of the Company's common stock were issued at an exercise price of $6.56 per share. The warrants are exercisable upon issuance and expire on January 4, 2002. The warrants have a fair value of $4 and are being amortized over the life of the related debt instruments.

I. Long-term Debt

                            Dec. 24,          June 25,            June 26,
                              1999              1999                1998
                          -------------  -------------------  -----------------
Notes payable                  $ 1,712              $ 4,392            $ 4,909
Capital lease obligations          155                  207              1,659
                          -------------  -------------------  -----------------
                                 1,867                4,599              6,568
Less current portion               227                  858                958
                          -------------  -------------------  -----------------
                               $ 1,640              $ 3,741            $ 5,610
                          =============  ===================  =================

Notes Payable: The Company obtained funding through the Pennsylvania Industrial Development Authority (PIDA) of $539 for construction of the Tipton, Pennsylvania, manufacturing facility. The PIDA borrowing has an interest rate of 3%, which is contingent upon meeting certain job creation commitments. Monthly payments of principal and interest of $4 are required through 2006. Certain property, plant and equipment collateralize the borrowing. The principal balance at December 24, 1999, was $245.

The Company obtained funding through the PIDA of $1,952 for 40% of the cost of building expansion at its manufacturing facility in State College, Pennsylvania. The PIDA borrowing has an interest rate of 2%, which is contingent upon meeting certain job creation commitments. Monthly payments of principal and interest of $13 are required through 2010. Certain property, plant and equipment collateralize the borrowing. The principal balance at December 24, 1999, was $1,467.

                                C-COR.net Corp.
             Notes to Supplemental Consolidated Financial Statements (Information as of December 24, 1999 and December 25, 1998 and for the
  twenty-six weeks ended December 24, 1999 and December 25, 1998 is unaudited)
                (In thousands, except share and per share data)

On October 19, 1998, the Company borrowed $3,000 under a term loan facility with a bank. The term loan required monthly principal payments of $50, plus interest based on a one-to-three month variable rate at LIBOR plus 1.15%, through 2003. The Company was using a derivative financial instrument to reduce its exposure to market risk resulting from interest rates. On October 20, 1998, the Company entered into an interest rate swap agreement that fixes the interest rate at 6.14% on the notional amount of floating rate debt through October 21, 2003. The financial institution, as counterparty to the agreement, would pay the Company a floating interest rate based on a one-month LIBOR rate during the term of the agreement in exchange for the Company paying the fixed interest rate. Interest payments were made monthly. The Company was at risk of loss from this swap agreement in the event of nonperformance by the counterparty. The Company believed this risk to be minimal. On November 12, 1999, the Company paid off the remaining principal balance of $1,350, on this term loan.

On August 20, 1998, the Company paid off the remaining balances of two loans obtained from the Pennsylvania Sunny Day Fund. The original principal balance of the loans totaled $4,500, which partially funded the expansion and renovation of the Company's State College facility. The two notes evidencing the funding had an interest rate of 2%, which was contingent upon meeting certain job creation commitments. The first note was for $488 with an original maturity of 15 years, and the second was for $4,012 with an original maturity of 7 years. Monthly payments of principal and interest of $3 and $51, respectively, were required on these notes through the years 2010 and 2002, respectively. Certain equipment collateralized the borrowing. The loan balances were paid off in order to eliminate certain restrictive covenants associated with the loan agreements. The principal balances of the two loans paid off were $409 and $2,506, respectively.

Capital Lease Obligations: As a result of the Company's decision on June 25, 1998, to close its manufacturing facility located in Reedsville, Pennsylvania, the Company executed its option to purchase the building and improvements for approximately $1,454, plus closing costs, under the Lease/Option to Purchase Agreement it had with the MCIDC on August 10, 1998. The Company was the guarantor of several borrowing commitments by the MCIDC for financing the $1,727 cost of the project. The lease called for a monthly payment of $14, which was equal to the monthly principal and interest of the various borrowing commitments by the MCIDC through 2010. The original term of the lease was for 15 years with the option to purchase the leased premises at any time during the lease term for the outstanding balance of the borrowing commitments plus closing costs. The borrowing commitments carried a weighted-average interest rate of 4.7%. For financial accounting purposes, the lease was accounted for during fiscal year 1998 as a capital lease and, accordingly, an asset and liability were recorded. As of June 25, 1999, the building and improvements were reclassified as property held-for-sale, as part of other current assets in the supplemental consolidated balance sheet.

As a result of the mergers with Convergence, SVCI and Worldbridge, the Company acquired various capital leases for machinery and equipment, office equipment and furniture and fixtures that expire through 2003.

Long-term debt at December 24, 1999, had scheduled maturities as follows:

Fiscal year ending:
                       2000                            $   126
                       2001                                208
                       2002                                209
                       2003                                190
                       2004                                173
                    Thereafter                             961
                                            -------------------
                                                       $ 1,867
                                            ===================

                                C-COR.net Corp.
             Notes to Supplemental Consolidated Financial Statements (Information as of December 24, 1999 and December 25, 1998 and for the
  twenty-six weeks ended December 24, 1999 and December 25, 1998 is unaudited)
                (In thousands, except share and per share data)

At December 24, 1999, the future minimum payments required under capital lease arrangements are as follows:

Fiscal year ending:
                       2000                                              $ 55
                       2001                                                56
                       2002                                                46
                       2003                                                20
                                                           -------------------
                                                                        $ 177
Less amount representing interest                                          22
                                                           -------------------
Present value of future minimum lease payments                            155
Less current portion of obligation under capital leases                    67
                                                           -------------------
Long-term obligations under capital lease                                $ 88
                                                           ===================

Total interest paid on the short-term credit facilities (Reference Note H) and long-term debt was $399, $410 and $469 for fiscal years ended 1999, 1998 and 1997, respectively.

J. Stock Award Plans

In October 1998, the Company adopted a Stock Incentive Plan ("1998 Incentive Plan"), which provides for several types of equity-based incentive compensation awards. Awards, when made, may be in the form of stock options, restricted shares, performance shares and performance units. Stock options granted to employees and directors are at a price not less than 100% of the fair market value of such shares on the date of grant. Stock options granted to certain employees begin vesting in cumulative annual installments of 25% per year beginning one year after the date of grant. Options granted to non-employee directors are exercisable one year after grant. During fiscal year 1999, 4,000 restricted shares and 22,000 performance shares were awarded under the 1998 Incentive Plan. The restricted shares had an aggregate value of $22, which is being amortized over a vesting period through June 2001. The performance shares represent a right to receive common stock of the Company based upon achievement of certain performance criteria over a performance period through June 2000. Compensation expense related to the performance shares is based on current market price of the Company's common stock at the time the performance criteria is satisfied.

The Company's previous stock option plans provided for the grant of options to employees with an exercise price per share of at least the fair market value of such shares on the date prior to grant, and to directors with an exercise price equal to the fair market value on the date of grant. Stock options granted to certain employees vest in cumulative annual installments of either 20% or 25% per year beginning one year after the date of grant. Options granted to non-employee directors were exercisable one year after grant. Certain options held by the Chairman were exercisable immediately.

In connection with the acquisition of SVCI, outstanding incentive and nonqualified stock options to acquire SVCI common stock were converted into stock options to acquire the Company's common stock at a conversion ratio of
 .094534 (.189068 on a post-split basis), with appropriate adjustment to the exercise price. Incentive stock options generally vest over 4 or 5 years, with 25% or 20% vesting after one year and the remainder monthly thereafter, and expire 10 years from the date of grant. Nonqualified options are generally fully vested upon issuance and expire 10 years from date of grant.

In connection with the acquisition of Worldbridge, outstanding incentive and nonqualified stock options to acquire Worldbridge common stock were converted into stock options to acquire the Company's common stock at a conversion ratio of .219166 (with appropriate adjustment to the exercise price). The incentive and nonqualified stock options expire upon the earlier of the date of termination of employment or 10 years from the date of grant. The options vested immediately upon assumption by the Company. Prior to the acquisition, shares issued upon exercise were restricted and subject to repurchase, by Worldbridge, at the exercise price if employees terminated prior to the vesting of their shares. As a result of the acquisition described in Note B, the repurchase right lapsed in total due to the change in control.

                                C-COR.net Corp.
             Notes to Supplemental Consolidated Financial Statements (Information as of December 24, 1999 and December 25, 1998 and for the
  twenty-six weeks ended December 24, 1999 and December 25, 1998 is unaudited)
                (In thousands, except share and per share data)

The Company adopted the disclosure requirements of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (Statement 123). As allowed by Statement 123, the Company has chosen to continue to account for stock based compensation using Accounting Principles Board Opinion No 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the grant date over the amount an employee must pay to acquire the stock. Accordingly, no compensation cost has been recognized. Had compensation cost for the Company's plans been determined under Statement 123, the Company's net income (loss) and net income (loss) per share would have been adjusted to the pro forma amounts indicated below:

                                              Years Ended
                             -----------------------------------------------
                              June 25,          June 26,        June 27,
                                1999              1998            1997
                             ---------------  --------------  --------------
Net income (loss)
  As reported                      $   (307)         $  968        $ (9,151)
  Pro forma                        $ (3,781)         $ (566)       $ (9,417)

Net income (loss) per share:
  Basic
    As reported                     $ (0.04)         $ 0.04         $ (0.40)
    Pro forma                       $ (0.20)         $(0.03)        $ (0.41)

  Diluted
    As reported                     $ (0.04)         $ 0.04         $ (0.35)
    Pro forma                       $ (0.20)         $(0.03)        $ (0.36)

Shares:
Basic                                22,483          22,503          23,197
Diluted                              22,483          22,503          25,929



The per share weighted-average fair values of stock options granted during fiscal years 1999, 1998 and 1997, were $8.66, $5.55 and $2.44, respectively, on the date of grant using the Black-Scholes option-pricing model with the following weighed-average assumptions:

Fiscal year 1999-expected dividend yield of 0%, risk-free interest rate of 5.00%, a volatility factor of the expected market price of the Company's common stock of .7395, and a weighted-average expected life of approximately 4 years.

Fiscal year 1998-expected dividend yield of 0%, risk-free interest rate of 5.72%, a volatility factor of the expected market price of the Company's common stock of .4913, and a weighted-average expected life of approximately 4 years.

Fiscal year 1997-expected dividend yield of 0%, risk-free interest rate of 6.38%, a volatility factor of the expected market price of the Company's common stock of .5941, and a weighted-average expected life of approximately 4 years.

The fair value of stock options included in the pro forma amounts for fiscal years 1999, 1998 and 1997 is not necessarily indicative of future effects on net income and net income per share.

                                C-COR.net Corp.
             Notes to Supplemental Consolidated Financial Statements (Information as of December 24, 1999 and December 25, 1998 and for the
  twenty-six weeks ended December 24, 1999 and December 25, 1998 is unaudited)
                (In thousands, except share and per share data)

A summary of the status of the Company's stock option plans, as of June 25, 1999, June 26, 1998, and June 27, 1997, and changes during the years ended on those dates is presented below:

Fiscal years ended:                       June 25, 1999                     June 26, 1998                      June 27, 1997
                                  -------------------------------  --------------------------------  -------------------------------
                                               Weighted-Average                  Weighted-Average                   Weighted-Average
                                    Shares      Exercise Price        Shares      Exercise Price         Shares      Exercise Price
                                  -------------------------------  --------------------------------  -------------------------------

Outstanding at beginning of year     3,192,136      $ 6.19             1,671,054      $ 6.63              1,766,698      $ 6.64
Granted                              2,001,708      $ 8.22             2,267,913      $ 5.27                277,203      $ 6.44
Exercised                             (256,438)     $ 4.77               (91,759)     $ 2.89                (89,787)     $ 2.54
Canceled                              (380,556)     $ 3.58              (470,095)     $ 4.76               (283,060)     $ 7.80
                                  -------------                    --------------                    ---------------
Outstanding at end of year           4,556,850      $ 7.38             3,377,113      $ 6.08              1,671,054      $ 6.63
                                  =============                    ==============                    ===============

Options exercisable at end of year   1,675,146                         1,244,096                            964,097

Note: Stock option plan information as of June 25, 1999, includes stock option activity of Worldbridge for the period July 1, 1998 through June 30, 1999. For all other periods presented, stock option activity for Worldbridge is included on a calendar year basis. This results in an overlap of stock option activity for the period ended June 25, 1999.

The following table summarizes information about the Company's stock option plans as of June 25, 1999:

                                             Options Outstanding                           Options Exercisable
                            ------------------------------------------------------   --------------------------------
                              Number          Weighted-Avg.                            Number
      Range of              Outstanding         Remaining          Weighted-Avg.     Exercisable      Weighted-Avg.
      Exercise Prices       at 6/25/99        Contractual Life    Exercise Price     at 6/25/99       Exercise Price
                            ------------      ---------------     ----------------   ------------     ---------------

       $0.110 to $8.380       1,040,888            7.2 years           $2.75             828,834          $3.18
      $8.500 to $14.130         772,418            6.2 years           $5.30             205,604          $5.43
      $14.375 to $19.750      1,175,398            7.0 years           $7.61             312,374          $7.50
      $20.120 to $25.500      1,424,726            7.7 years          $10.95             224,598          $10.95
      $25.750 to $31.250        143,420            6.1 years          $13.66             103,736          $13.66
                            ------------                                             ------------
                              4,556,850            7.1 years           $7.38           1,675,146          $5.95
                            ============                                             ============

K.  Shareholders' Equity

(a) Classes of Capital Stock

The authorized, issued and outstanding shares of the Company's classes of capital stock are as follows:

                                                   Authorized                       Issued and outstanding at:
                                                     Shares          ---------------------------------------------------------
                                                 As of Dec. 24,          Dec. 24,            June 25,            June 26,
                                                      1999                 1999                1999                1998
                                              ---------------------  ------------------  -----------------   -----------------
Preferred stock, no par                                  2,000,000                   -                  -                   -
Series A redeemable convertible preferred stock                  -                   -            300,000             295,000
Series B convertible preferred stock                             -                   -            378,136             378,136
Series C convertible preferred stock                             -                   -            694,352             694,352
Series D convertible preferred stock                       438,332               9,534              9,534              11,725
Common stock, $.05 par value per share,
  net of treasury stock                                100,000,000          32,917,723         22,604,947          22,525,071

Shares presented in the table above have been adjusted based upon the applicable exchange ratios associated with the acquisitions of Convergence, SVCI and Worldbridge (See Note B). The preferred stock is convertible into an aggregate of 575,187 shares of common stock as of December 24, 1999.

                                C-COR.net Corp.
             Notes to Supplemental Consolidated Financial Statements (Information as of December 24, 1999 and December 25, 1998 and for the
  twenty-six weeks ended December 24, 1999 and December 25, 1998 is unaudited)
                (In thousands, except share and per share data)

During the twenty-six-week period ended December 24, 1999, the Series A convertible preferred stock, Series B convertible preferred stock, and Series C convertible preferred stock were converted in to common stock, in conjunction with the acquisitions of Convergence and SVCI.

(b) Warrants

Warrants presented in the table below have been adjusted for the stock-split and applicable exchange ratios associated with the acquisitions of Convergence and SVCI. (See Notes A and B)

As a result of the consummated mergers with Convergence and SVCI, warrants to acquire Convergence and SVCI preferred and common stock were converted into warrants to acquire common stock of the Company. These warrants have been issued in connection with various financing and employment arrangements.

The following table summarizes information about warrants issued and outstanding as of June 25, 1999:

                                                                   Warrants issued in connection with:
                    Warrants        Range of       Fiscal Year    --------------------------------------
                     Issued         Exercise         Warrants          Debt         Equity   Employment
    Issued        as of 6/25/99      Prices           Expire         Financing    Financing   Services
---------------- -------------- ---------------- ---------------- --------------------------------------
Fiscal Year 1997       264,696      $10.58             2001                          264,696

Fiscal Year 1998         6,050       $6.56             2002                 6,050
                       600,000       $5.00             2005                          600,000

Fiscal Year 1999         1,890       $6.56             2002                 1,890
                         9,454       $21.16            2002                 9,454
                       207,030       $15.87            2002               207,030
                        10,398       $37.02            2002                10,398
                       133,860   $ 0 .38 to $5.00      2003                                     133,860
                 --------------                                   --------------------------------------
                     1,233,378                                            234,822    864,696    133,860
                 ==============                                   ======================================

The fair value of the warrants issued in fiscal years 1998 and 1999, in connection with debt financing transactions, were calculated by the Company using the Black-Scholes pricing model. In fiscal year 1999, warrants to purchase 228,772 shares of the Company's stock, in connection with these debt financing arrangements, had a fair value of $1,293 which is being amortized over the life of the related loans. Amortization in the twenty-six-week period ended December 24, 1999 and in fiscal year 1999 totaled $382 and $911, respectively, which was included in interest expense in the accompanying supplemental consolidated statements of operations. No separate fair values were calculated in connection with the 864,696 warrants in fiscal years 1997 and 1998, as these were issued in connection with an equity financing transaction. Also in fiscal year 1999, the Company recognized compensation expense of $247 in connection with the issuance of warrants to an employee, as the exercise price was less than the fair value of the stock on the date of grant.

L. Income Taxes

Total income tax expense (benefit) was allocated as follows:

                                                                          Year Ended
                                                         -------------------------------------------------
                                                           June 25,        June 26,          June 27,
                                                             1999            1998              1997
                                                         -------------  ---------------  -----------------
Income from continuing operations                             $ 4,839             $ 57              $ 927
 Results of discontinued operations                                 -                -             (2,752)
 Gain (loss) on disposal of discontinued operations               477              (94)            (1,974)
 Stockholders' equity, for tax benefit derived from
 exercise and sale of stock option shares                         (94)             (57)               (71)
                                                         -------------  ---------------  -----------------
                                                              $ 5,222            $ (94)          $ (3,870)
                                                         =============  ===============  =================

                                C-COR.net Corp.
             Notes to Supplemental Consolidated Financial Statements (Information as of December 24, 1999 and December 25, 1998 and for the
  twenty-six weeks ended December 24, 1999 and December 25, 1998 is unaudited)
                (In thousands, except share and per share data)

Income tax expense (benefit) attributable to continuing operations consisted of the following components:

                                      Years Ended
                               ---------------------------
                               June 25,  June 26,  June 27,
                                 1999      1998      1997
                               -------   -------   -------
Current:
Federal .....................  $ 6,466   $ 2,891   $ 1,643
State .......................      617       142       (61)
Foreign .....................       59        39       (98)
                               -------   -------   -------
                                 7,142     3,072     1,484
                               -------   -------   -------
Deferred:
Federal .....................   (1,914)   (2,539)     (452)
State .......................     (389)     (476)     (105)
                               -------   -------   -------
                                (2,303)   (3,015)     (557)
                               -------   -------   -------
                               $ 4,839   $    57   $   927
                               =======   =======   =======

A reconciliation of the effective income tax rate from continuing operations with the U.S. federal income tax rate of 35 percent applied to pretax income from continuing operations was as follows:

                                                              Year Ended
                                          -------------------------------------------------
                                            June 25,           June 26,         June 27,
                                              1999               1998             1997
                                          --------------    ---------------   -------------
Statutory rate                                   35.0  %             35.0  %         35.0  %
State income taxes, net of federal tax          (10.8)             (389.7)          (12.3)
Tax effect of foreign income and losses             -                   -            (7.2)
Tax effect of foreign sales corporation             -              (300.0)          (29.9)
Loss of net operating loss attributable
to S corporation period                             -                19.6             2.5
Increase in the valuation for deferred
tax assets                                       92.8               921.6            38.5
Permanent differences                               -                30.9             7.9
Other                                               -              (258.6)            7.5
                                          --------------    ---------------   -------------
                                                117.0  %             58.8  %         42.0  %
                                          ==============    ===============   =============

A tax benefit of $593, deriving from the Company's Foreign Sales Corporation
(FSC), was recorded in the third quarter of fiscal year 1997. The tax benefit resulted from reassessment of the Company's foreign sales transactions for fiscal years 1994, 1995 and 1996.

                                C-COR.net Corp.
             Notes to Supplemental Consolidated Financial Statements (Information as of December 24, 1999 and December 25, 1998 and for the
  twenty-six weeks ended December 24, 1999 and December 25, 1998 is unaudited)
                (In thousands, except share and per share data)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at June 25, 1999, and June 26, 1998, relating to continuing operations are presented below:

                                                                                            June 25,           June 26,
                                                                                               1999              1998
                                                                                          ---------------  -----------------
Gross deferred tax assets:
Accounts receivable, principally due to allowance for doubtful accounts                            $ 405              $ 269
Inventories, principally due to additional costs for tax purposes                                    220                168
Inventories, principally due to accrual for obsolescence                                             809                628
Compensated absence, principally due to accrual for financial reporting purposes                     837                483
Workers' compensation expense accrual for financial reporting purposes                               689                449
Warranty expense accrual for financial reporting purposes                                            650                583
Employee benefit plan accrual for financial reporting purposes                                       375                224
Deferred research and development for tax purposes                                                 3,180              2,286
Net operating loss carryforwards                                                                   8,690              4,870
Alternative minimum tax credit carryforwards                                                         600                228
Other                                                                                                381                184
                                                                                          ---------------  -----------------
  Total gross deferred tax assets                                                                 16,836             10,372
                                                                                          ---------------  -----------------
Less valuation allowance                                                                          (7,433)            (2,851)
                                                                                          ---------------  -----------------
  Net total deferred tax assets                                                                    9,403              7,521
                                                                                          ---------------  -----------------
Gross deferred tax liabilities
Plant and equipment, principally due to differences in depreciation                               (1,842)            (1,961)
Other                                                                                                (96)              (275)
                                                                                          ---------------  -----------------
  Total gross deferred tax liabilities                                                            (1,938)            (2,236)
                                                                                          ---------------  -----------------
Net deferred tax assets                                                                          $ 7,465            $ 5,285
                                                                                          ===============  =================
Reflected on attached supplemental consolidated balance sheets as:
  Current deferred tax assets                                                                    $ 6,352            $ 2,965
  Non-current deferred tax assets (included in other long-term assets)                             1,113              2,320
                                                                                          ---------------  -----------------
Net deferred tax assets, pertaining to continuing operations                                     $ 7,465            $ 5,285
                                                                                          ===============  =================


The valuation allowance for deferred tax assets as of the beginning of the fiscal year was $2,851 and $1,957 in 1999 and 1998, respectively. The net change in valuation allowance for the years ended June 25, 1999 and June 26, 1998 was an increase of $4,582 and $894, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. In order to fully realize the net total deferred tax assets, the Company will need to generate future taxable income prior to the expiration of the net operating loss carryforwards which expire at various years through 2019. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences, net of the valuation allowance at June 25, 1999. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

Subsequently recognized tax benefits relating to the valuation allowance for deferred tax assets as of June 25, 1999 will be allocated to income tax benefit that would be reported in the consolidated statements of operations.

At June 25, 1999, the Company had a federal net operating loss carryforward of approximately $20,850 and state net operating loss carryforwards of approximately $26,664, which are available to offset future federal and state taxable income, and expire at various dates through fiscal year 2019. In addition, at June 25, 1999, the Company has research and development credit carryovers for federal and state income tax purposes of approximately $400 and $200, respectively. The federal credit carryforwards expire in the years 2010 and 2019, and the state carryforwards can be carried forward indefinitely.

                                C-COR.net Corp.
             Notes to Supplemental Consolidated Financial Statements (Information as of December 24, 1999 and December 25, 1998 and for the
  twenty-six weeks ended December 24, 1999 and December 25, 1998 is unaudited)
                (In thousands, except share and per share data)

The Company has not recognized a deferred tax liability for the basis differences and the undistributed earnings related to its foreign subsidiaries since the investment is essentially permanent in duration. Undistributed earnings were approximately $720 at June 25, 1999.

Cash paid for income taxes was $2,915, $1,915, and $1,096 in fiscal years 1999, 1998, and 1997, respectively.

M. Retirement Plans

The Company has a retirement savings and profit sharing plan, which qualifies under Section 401(k) of the Internal Revenue Code. Participation is available to all employees meeting minimum service and age requirements.

The Company has a deferred compensation plan that does not qualify under Section 401 of the Internal Revenue Code, which provides officers and key executives with the opportunity to participate in an unqualified deferred compensation plan. The total of net participant deferrals, which is reflected in other long-term liabilities, was $464 and $382 at June 25, 1999, and June 26, 1998, respectively.

The Company also has a deferred retirement salary plan, which is limited to certain officers. The Company has accrued the present value of the estimated future retirement benefit payments over the periods from the date of the agreements. The accrued balance of these plans, included in other long-term liabilities, was $865 and $659 at June 25, 1999, and June 26, 1998, respectively.

Total expenses for these plans were $1,158, $1,349 and $1,375 for fiscal years ended 1999, 1998 and 1997, respectively.

N. Accrued Liabilities

                                                                     Dec. 24,         June 25,          June 26,
                                                                       1999             1999             1998
                                                                  ---------------  ---------------  ----------------
Accrued incentive plan expense                                           $ 1,747          $ 2,285           $ 1,716
Accrued vacation expense                                                   1,713            2,000             1,512
Accrued salary expense                                                     1,197            1,704             1,138
Accrued payroll and sales tax expense                                      1,528            1,639               917
Accrued sales commissions and rebates payable                                578              951               789
Accrued warranty expense                                                   1,891            1,742             1,733
Accrued workers compensation
  self-insurance expense                                                   1,908            1,724             1,319
Accrued merger-related costs                                                 706                -                 -
Accrued restructuring costs                                                    -                -               625
Accrued income tax payable                                                   398            3,383               488
Accrued other                                                              1,542            1,972             1,232
                                                                  ---------------  ---------------  ----------------
                                                                        $ 13,208         $ 17,400          $ 11,469
                                                                  ===============  ===============  ================

O. Other Expense (Income)

                                         Twenty-Six Weeks
                                              Ended                    Years Ended
                                     --------------------------  ------------------------------------------
                                       Dec 24,       Dec 25,       June 25,       June 26,      June 27,
                                         1999          1998          1999           1998          1997
                                     -------------  -----------  -------------  -------------  ------------
Investment income                          $ (918)       $(135)        $ (318)        $ (434)       $ (732)
Loss (gain) on foreign
  currency transactions                       (29)          70              4            164           (58)
Other, net                                    328          135            373            238           (83)
                                     -------------  -----------  -------------  -------------  ------------
                                           $ (619)        $ 70           $ 59          $ (32)       $ (873)
                                     =============  ===========  =============  =============  ============

                                C-COR.net Corp.
             Notes to Supplemental Consolidated Financial Statements (Information as of December 24, 1999 and December 25, 1998 and for the
  twenty-six weeks ended December 24, 1999 and December 25, 1998 is unaudited)
                (In thousands, except share and per share data)

P. Concentration of Credit Risk

The Company's customers are primarily in the cable television ("CATV") industry. The Company performs periodic credit evaluations of its customers' financial conditions and generally does not require collateral. At June 25, 1999 and June 26, 1998, accounts receivables from customers in the CATV industry were approximately $35,178 and $23,874, respectively. Receivables are generally due within 30 days. Credit losses are provided for in the supplemental consolidated financial statements and have consistently been within management's expectations.

Sales to two customers were $54,044 (27%) and $31,314 (15%), respectively, in fiscal year 1999. Sales to one customer were $51,165 (30%) in fiscal year 1998. Sales to one customer were $50,731 (35%) in fiscal year 1997.

Q. Commitments and Contingencies

The Company had an established letter of credit of $1,700 at December 24, 1999, for its self-insured workers' compensation program.

The Company leases real property and other equipment under operating leases. Certain leases are renewable and provide for the payment of real estate taxes and other occupancy expenses. At June 25, 1999, the future minimum lease payments for noncancelable leases with remaining lease terms in excess of one year were as follows:

Fiscal year ending:
                       2000                             $ 3,073
                       2001                               2,984
                       2002                               2,719
                       2003                               1,138
                       2004                                 602
                    Thereafter                            1,129
                                             -------------------
                                                       $ 11,645
                                             ===================

Rent expense relating to continuing operations was $3,412, $2,271 and $1,233 for fiscal years ended 1999, 1998 and 1997, respectively.

R. Quarterly Results of Operations (Unaudited)

                                                                                              Twenty-Six
                                               First       Second                             Weeks Ended
                                            Quarter (1)   Quarter                             Dec. 24, 1999
                                            ------------  ---------                           -----------
Fiscal Year 2000
Net sales                                      $ 70,281   $ 68,381                             $ 138,662
Gross profit                                     17,488     16,824                                34,312
Income  from continuing operations                  341      4,294                                 4,635
Discontinued operations                              36          6                                    42
Net income                                        $ 377    $ 4,300                               $ 4,677
                                            ============  =========                           ===========

Net income  per share - basic:
  Continuing operations                          $ 0.01     $ 0.15                                $ 0.18
  Discontinued operations                          0.00       0.00                                  0.00
                                            ------------  ---------                           -----------
 Net income                                      $ 0.02     $ 0.15                                $ 0.18
                                            ============  =========                           ===========

Net income per share - diluted:
  Continuing operations                          $ 0.01     $ 0.13                                $ 0.15
  Discontinued operations                          0.00       0.00                                  0.00
                                            ------------  ---------                           -----------
 Net income                                      $ 0.01     $ 0.13                                $ 0.15
                                            ============  =========                           ===========

                                C-COR.net Corp.
             Notes to Supplemental Consolidated Financial Statements (Information as of December 24, 1999 and December 25, 1998 and for the
  twenty-six weeks ended December 24, 1999 and December 25, 1998 is unaudited)
                (In thousands, except share and per share data)

                                               First       Second      Third       Fourth
                                              Quarter     Quarter     Quarter     Quarter        1999
                                            ------------  ---------  ----------  -----------  -----------
Fiscal Year 1999
Net sales                                      $ 38,464   $ 44,718    $ 51,819     $ 67,167    $ 202,168
Gross profit                                      7,771     10,028      11,895       18,196       47,890
Income (loss) from continuing operations         (1,447)    (1,373)        751        1,365         (704)
Discontinued operations                             288         16           -           93          397
Net income (loss)                              $ (1,159)  $ (1,357)      $ 751      $ 1,458       $ (307)
                                            ============  =========  ==========  ===========  ===========

Net income (loss) per share - basic:
  Continuing operations                         $ (0.07)   $ (0.07)     $ 0.03       $ 0.05      $ (0.06)
  Discontinued operations                          0.01       0.00        0.00         0.01         0.02
                                            ------------  ---------  ----------  -----------  -----------
 Net income (loss)                              $ (0.06)   $ (0.07)     $ 0.03       $ 0.06      $ (0.04)
                                            ============  =========  ==========  ===========  ===========

Net income (loss) per share - diluted:
  Continuing operations                         $ (0.07)   $ (0.07)     $ 0.03       $ 0.05      $ (0.06)
  Discontinued operations                          0.01       0.00        0.00         0.00         0.02
                                            ------------  ---------  ----------  -----------  -----------
 Net income (loss)                              $ (0.06)   $ (0.07)     $ 0.03       $ 0.05      $ (0.04)
                                            ============  =========  ==========  ===========  ===========


                                               First       Second      Third       Fourth
Fiscal Year 1998                              Quarter     Quarter     Quarter       Quarter (2)  1998
                                            ------------  ---------  ----------  -----------  -----------
Net sales                                      $ 41,224   $ 41,027    $ 44,417     $ 43,184    $ 169,852
Gross profit                                      8,943      8,174       8,563        7,875       33,555
Income (loss) from continuing operations          1,200        481         516       (2,157)          40
Discontinued operations                               -          -         363          565          928
Net income (loss)                                 1,200        481         879       (1,592)         968
                                            ============  =========  ==========  ===========  ===========

Net income (loss) per share - basic:
  Continuing operations                          $ 0.05     $ 0.02      $ 0.02      $ (0.10)     $  0.00
  Discontinued operations                          0.00       0.00        0.02         0.03         0.04
                                            ------------  ---------  ----------  -----------  -----------
 Net income (loss)                               $ 0.05     $ 0.02      $ 0.04      $ (0.07)      $ 0.04
                                            ============  =========  ==========  ===========  ===========

Net income (loss) per share - diluted:
  Continuing operations                          $ 0.05     $ 0.02      $ 0.02      $ (0.10)      $ 0.00
  Discontinued operations                          0.00       0.00        0.01         0.03         0.04
                                            ------------  ---------  ----------  -----------  -----------
 Net income (loss)                               $ 0.05     $ 0.02      $ 0.03      $ (0.07)      $ 0.04
                                            ============  =========  ==========  ===========  ===========

(1) Results from continuing operations for the first quarter of fiscal year 2000 include a one-time charge of $3,673, ($3,113, net of tax), related to the business combinations with Convergence and SVCI.

(2) Results from continuing operations for the fourth quarter of fiscal year 1998 include a provision for restructuring costs of $625.

S. Litigation

As previously reported in the Company's Annual Report for the fiscal year ended June 27, 1997, on or about March 31, 1995, certain shareholders of the Company filed a complaint in the United States District Court for the Eastern District of Pennsylvania against the Company and its Chief Executive Officer alleging violations of Sections 10 (b) and 20 (a) of the Securities Exchange Act of 1934 and common law. On September 27, 1997, a tentative settlement was reached with respect to this litigation and the settlement amount was recorded in the financial statements during the first quarter of fiscal year 1998. On July 14, 1998, the United States District Court for the Eastern District of Pennsylvania approved the settlement reached by the parties and dismissed the case with prejudice.

                                C-COR.net Corp.
             Notes to Supplemental Consolidated Financial Statements (Information as of December 24, 1999 and December 25, 1998 and for the
  twenty-six weeks ended December 24, 1999 and December 25, 1998 is unaudited)
                (In thousands, except share and per share data)

T. Segment Information

The Company adopted the Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" (Statement
131), in fiscal year 1999. For the twenty-six-week periods ended December 24, 1999 and December 25, 1998, and fiscal years 1999 and 1998, the Company operated in two industry segments; the Electronic Distribution Products segment, which provides HFC equipment for signal distribution applications, primarily to the CATV market, and the Broadband Management Services segment, which provides HFC technical services and Internet enabling technical services and support to broadband operators in the United States. In fiscal year 1997, the Company operated in three industry segments: the Electronic Distribution Products segment, the Broadband Management Services segment, and the Digital Fiber Optics Transmission Products segment, which has been reported as a discontinued business segment and provided products for long-distance point-to-point video, voice and data signal transmission applications primarily for telephony, distance learning and other non-CATV markets. On July 10, 1997, the Company announced the discontinuation of its Digital Fiber Optics Transmission Products segment.

Information about industry segments for twenty-six-week periods ended December 24, 1999 and December 25, 1998, and fiscal years 1999, 1998, and 1997 is as follows:

                                                                                                Discontinued
                                                               Continuing Operations             Operations
                                                         ----------------------------------   -----------------
                                                                                                  Digital
                                                            Electronic         Broadband        Fiber Optics
                                                           Distribution       Management        Transmission
                                                             Products          Services           Products           Total
                                                         -----------------   --------------   -----------------  ---------------
26 week period ended December 24, 1999
  Total revenue                                                 $ 118,908          $19,754             $     -        $ 138,662
  Operating income (A)                                             12,552              204                   -           12,756
  Investment income                                                                                                         918
  Interest expense                                                                                                          761
  Income tax expense (A)                                                                                                  4,888
  Identifiable assets at December 24, 1999                        235,675           12,330               1,001          249,006
  Capital expenditures                                              4,010            1,171                   -            5,181
  Depreciation and amortization                                     4,152              701                   -            4,853
26 week period ended December 25, 1998
  Total revenue                                                  $ 73,151          $10,031                 $ -          $83,182
  Operating income (loss)                                             997           (2,616)                  -           (1,619)
  Investment income                                                                                                         135
  Interest expense                                                                                                          167
  Income tax expense                                                                                                      1,076
  Identifiable assets at December 25, 1998                         90,187            6,901               1,069           98,157
  Capital expenditures                                              2,550              623                   -            3,173
  Depreciation and amortization                                     4,000              212                   -            4,212
Year ended June 25, 1999
  Total revenue                                                 $ 176,790          $25,378                 $ -        $ 202,168
  Operating income (loss)                                           8,154           (2,564)                  -            5,590
  Investment income                                                   150              168                   -              318
  Interest expense                                                  1,376               20                   -            1,396
  Income tax expense                                                4,835                4                 477            5,316
  Identifiable assets at June 25, 1999                             95,672           13,075               1,286          110,033
  Capital expenditures                                              6,828            1,841                   -            8,669
  Depreciation and amortization                                     8,496              703                   -            9,199
Year ended June 26, 1998
  Total revenue                                                 $ 152,765          $17,087                 $ -        $ 169,852
  Operating income (loss)                                           3,278           (2,776)                  -              502
  Investment income                                                   369               65                   -              434
  Interest expense                                                    390               47                   -              437
  Income tax expense (benefit)                                        972             (915)                (94)             (37)
  Identifiable assets at June 26, 1998                             82,319            7,841               2,889           93,049
  Capital expenditures                                              9,287            1,521                   -           10,808
  Depreciation and amortization                                     6,792              441                   -            7,233
Year ended June 27, 1997
  Total revenue                                                 $ 132,676          $12,312             $ 7,994        $ 152,982
  Operating income (loss)                                           1,501              346              (9,357)          (7,510)
  Investment income                                                   712               20                   -              732
  Interest expense                                                    371              138                   -              509
  Income tax expense (benefit)                                        788              139              (2,752)          (1,825)
  Identifiable assets at June 27, 1997                             82,099            5,107               7,530           94,736
  Capital expenditures                                              6,989              825                 698            8,512
  Depreciation and amortization                                     5,371              206               1,388            6,965

(A) Operating income and income tax expense for the twenty-six-week period ended December 24, 1999, excludes the impact of the one time merger-related cost related to the Convergence and SVCI mergers (See Note B)

                                C-COR.net Corp.
             Notes to Supplemental Consolidated Financial Statements (Information as of December 24, 1999 and December 25, 1998 and for the
  twenty-six weeks ended December 24, 1999 and December 25, 1998 is unaudited)
                (In thousands, except share and per share data)

The Company and subsidiaries operate in various geographic areas. The table below presents the Company's continuing operations in each of the geographic areas as indicated by the following:

                                                U.S.         Canada      Europe     Eliminations         Total
26 week period ended December 24, 1999
Sales to unaffiliated customers:
Domestic                                       $ 123,881         $ 42       $ 177             $ -         $ 124,100
Export                                            14,562            -           -               -            14,562
Transfers between geographic areas                    32            -           -             (32)                -
Total revenue                                    138,475           42         177             (32)          138,662
Operating income (loss)(A)                        13,568         (142)       (670)              -            12,756
Investment income                                                                                               918
Interest expense                                                                                                761
Income tax expense (A)                                                                                        4,866
Identifiable assets at December 24, 1999         247,478          409         118                -          248,005
Capital expenditures                               5,180            -           1                -            5,181
Depreciation and amortization                      4,843            -          10                -            4,853
26 week period ended December 25, 1998
Sales to unaffiliated customers:
Domestic                                        $ 73,937        $ 316       $ 131             $  -         $ 74,384
Export                                             8,798            -           -                -            8,798
Transfers between geographic areas                    54            -           -              (54)               -
Total revenue                                     82,789          316         131              (54)          83,182
Operating income (loss)                           (1,550)         (97)         28                -           (1,619)
Investment income                                                                                               135
Interest expense                                                                                                167
Income tax expense                                                                                              964
Identifiable assets at December 25, 1998          95,868          865         355                -           97,088
Capital expenditures                               3,173            -           -                -            3,173
Depreciation and amortization                      4,196            6          10                -            4,212
Year ended June 25, 1999
Sales to unaffiliated customers:
Domestic                                       $ 182,632        $ 421       $ 236             $  -        $ 183,289
Export                                            18,879            -           -                -           18,879
Transfers between geographic areas                   162            -           -             (162)               -
Total revenue                                    201,673          421         236             (162)         202,168
Operating income (loss)                            5,902         (280)        (32)               -            5,590
Investment income                                    318            -           -                -              318
Interest expense                                   1,396            -           -                -            1,396
Income tax expense                                 4,839            -           -                -            4,839
Identifiable assets at June 25, 1999             107,755          509         483                -          108,747
Capital expenditures                               8,669            -           -                -            8,669
Depreciation and amortization                      9,163           12          24                -            9,199
Year ended June 26, 1998
Sales to unaffiliated customers:
Domestic                                       $ 137,182      $ 1,635       $ 146             $  -        $ 138,963
Export                                            30,889            -           -                -           30,889
Transfers between geographic areas                   798            -           -             (798)               -
Total revenue                                    168,869        1,635         146             (798)         169,852
Operating income                                      23          290         189                -              502
Investment income                                    432            -           2                -              434
Interest expense                                     436            -           1                -              437
Income tax expense                                    80            8         (31)               -               57
Identifiable assets at June 26, 1998              88,925          954         281                -           90,160
Capital expenditures                              10,807            1           -                -           10,808
Depreciation and amortization                      7,197           12          24                -            7,233
Year ended June 27, 1997
Sales to unaffiliated customers:
Domestic                                       $ 118,931      $ 1,523       $ 751             $  -        $ 121,205
Export                                            23,783            -           -                -           23,783
Transfers between geographic areas                   (95)           -           -               95               -
Total revenue                                    142,619        1,523         751               95          144,988
Operating income                                   1,668          162          17                -            1,847
Investment income                                    727            -           5                -              732
Interest expense                                     508            -           1                -              509
Income tax expense                                   829          100          (2)               -              927
Identifiable assets at June 27, 1997              85,066        1,542         598                -           87,206
Capital expenditures                               7,782            6          26                -            7,814
Depreciation and amortization                      5,514           12          51                -            5,577

(A) Operating income and income tax expense for the twenty-six-week period ended December 24, 1999, excludes the impact of the one time merger-related cost related to the Convergence and SVCI mergers (See Note B)

                                C-COR.net Corp.
             Notes to Supplemental Consolidated Financial Statements (Information as of December 24, 1999 and December 25, 1998 and for the
  twenty-six weeks ended December 24, 1999 and December 25, 1998 is unaudited)
                (In thousands, except share and per share data)

U. Subsequent Events

Investment

On January 11, 2000, the Company increased its investment in Fortress Technologies, Inc. ("Fortress Technologies"), a security networking company, from $501 to $3,500. The investment in Fortress represents approximately a 5 percent ownership interest. In connection with the investment, the Company and Fortress Technologies have agreed on key terms of a reseller agreement, under which the companies will jointly offer a network-based security solution for residential and business cable modem customers. In addition, the Company will become the exclusive provider of this security solution to the domestic broadband cable-operator market. The investment in Fortress is being carried at cost, since the Company's ownership interest is less than 20%, and does not fall within the guidelines of Financial Accounting Standards No. 115.

Asset Purchase - Advanced Communications Services, Inc. ("ACSI")

On January 28, 2000, a wholly owned subsidiary of the Company purchased substantially all of the assets of Advanced Communications Services, Inc. ("ACSI"), a provider of advanced network engineering services, for $3,640. The Company did not assume any material liabilities of ACSI in the transaction.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 C-COR.net Corp.
                                 (Registrant)


Date: March 15, 2000        By:    /s/ William T. Hanelly
                                 ----------------------------------------------
                                       William T. Hanelly
                                       Vice President-Finance, Secretary
                                          and Treasurer